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TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒)
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement**
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Alliant Techsystems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with written preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notes: ** The Registrant expects to release the definitive proxy materials to Stockholders on or about July 5, 2002.

Paul David Miller	Alliant Techsystems Inc.
Chairman and	5050 Lincoln Drive
Chief Executive Officer	Edina, MN 55436-1097

July 5, 2002

        It is my pleasure to invite you to attend the twelfth Annual Meeting of Stockholders of ATK (Alliant Techsystems Inc.), which will be held at 2:00 p.m. on Tuesday, August 6, 2002, at our headquarters, 5050 Lincoln Drive, Edina (suburban Minneapolis), Minnesota.

        The proposals to be considered at the meeting are described in the Notice of Annual Meeting and Proxy Statement that accompany this letter. We will also present a report on our business operations, and you will have an opportunity to ask questions.

        Your vote on the proposals is important. Whether or not you attend the meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. You may vote your shares by telephone or internet as described in the enclosed proxy card or by completing and signing the enclosed proxy card and promptly returning it in the envelope provided. You may, of course, attend the meeting and vote in person.

        Your Board of Directors recommends that you vote FOR all of the Board's nominees for election as directors, FOR approval to increase the Company's authorized shares of Common Stock by 30,000,000, FOR approval of an amendment to the Company's Management Compensation Plan, FOR the ratification of the selection of the Company's independent accountants, and AGAINST the stockholder proposal described in the Proxy Statement. Your Board of Directors appreciates your support.

        If you plan to attend the meeting, please let us know. If you vote by returning your proxy card, please complete and return the admission ticket request form printed on the inside back cover of the Proxy Statement. If you are a stockholder of record who votes by telephone or the internet, please indicate your intention to attend the meeting when prompted to do so.

        I look forward to seeing you at the Annual Meeting.

                      Sincerely,

                      Paul David Miller

TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders
General Information
Proposal 1—Election of Directors
Executive Compensation
Stockholder Return Performance Graph
Proposal 2—Approval of Amendment to the Company's Restated Certificate of Incorporation to Increase the Authorized Common Stock
Proposal 3—Approval of Amendment to Alliant Techsystems Inc. Management Compensation Plan
Audit Committee Report
Proposal 4—Ratification of Selection of Independent Accountants
Proposal 5—Stockholder Proposal
Additional Information
Appendix A
Appendix B

IMPORTANT REMINDERS

•
YOU WILL BE ADMITTED TO THE MEETING ONLY IF YOU HAVE A TICKET. YOU MAY REQUEST A TICKET BY COMPLETING AND RETURNING THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT. IF YOU ARE A STOCKHOLDER OF RECORD WHO VOTES BY TELEPHONE OR BY INTERNET, YOU MAY INDICATE YOUR INTENTION TO ATTEND THE MEETING WHEN PROMPTED TO DO SO.

•
If you receive more than one proxy card, and all of the proxy cards are accompanied by return envelopes addressed to the same return address, you may return all of your proxy cards in the same envelope. However, if any of the proxy cards you receive are accompanied by return envelopes addressed to different return addresses, be sure to return each proxy card in the envelope that accompanied it.

ii

ALLIANT TECHSYSTEMS INC.
5050 Lincoln Drive
Edina, MN 55436-1097

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, August 6, 2002, at 2:00 p.m. central time
Place:	Alliant Techsystems Inc. headquarters 5050 Lincoln Drive Edina (suburban Minneapolis), Minnesota
Proposals to be Voted on:	1.	Election of seven directors.
	2.	Approval of an amendment to the Company's Restated Certificate of Incorporation to increase authorized common stock.
	3.	Approval of an amendment to the Company's Management Compensation Plan.
	4.	Ratification of the selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending March 31, 2003.
	5.	A stockholder proposal described in the Proxy Statement, if the proposal is presented at the meeting.
	6.	Any other business properly brought before the meeting.
Record Date:	June 10, 2002
List of Stockholders:
During ordinary business hours on the ten days prior to the date of the meeting, a list of stockholders entitled to vote at the meeting will be available in the Secretary's office at the Company's headquarters for inspection by stockholders for any purpose related to the meeting.
Admission to the Meeting:	You will be admitted to the meeting only if you have a ticket. See the Important Reminders on the previous page for instructions on obtaining a ticket.

                      By Order of the Board of Directors,

                      Perri A. Hite
                       Secretary

July 5, 2002

iii

ALLIANT TECHSYSTEMS INC.
5050 Lincoln Drive
Edina, MN 55436-1097

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
August 6, 2002

GENERAL INFORMATION

QUESTIONS AND ANSWERS ABOUT VOTING

Q:	What am I voting on?
A:	1.	Election of seven directors currently serving on the Board of Directors.
	2.	An amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized shares of Common Stock by 30,000,000.
	3.	An amendment to the Company's Management Deferred Compensation Plan.
	4.	Ratification of the selection of Deloitte & Touche LLP as our independent accountants for the current fiscal year.
	5.	A stockholder proposal that is described later in this Proxy Statement. If the stockholder proposal is not presented at the Annual Meeting, it will not be voted upon.
Q:	Who is soliciting my vote?
A:	Your Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement was prepared by our management for the Board of Directors.
Q:	When was this Proxy Statement mailed?
A:	This Proxy Statement was first mailed to stockholders on or about July 5, 2002.
Q:	What if I did not receive a copy of the Company's Annual Report?
A:
A copy of our Annual Report to stockholders and Form 10-K for our fiscal year ended March 31, 2002, which we call fiscal year 2002, was mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. If you did not receive a copy, please write to us at our executive offices, or call us at (952) 351-3056.
Q:	Who is entitled to vote at the Annual Meeting?
A:	Stockholders can vote their shares of our Common Stock at the Annual Meeting if our records show that they owned their shares as of the close of business on June 10, 2002, which was the record date.

Q:	How do I vote my shares without attending the meeting?
A:	You may vote by telephone or the internet or by mail, as explained below:

Voting by telephone or the internet: If you are a stockholder of record, which means that you hold a stock certificate for your shares, you may submit your proxy by following the instructions on your proxy card. If you vote by telephone or the internet, you do not need to return your proxy card.
Voting by mail: You may vote by mail by signing, dating and mailing the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.
Q:	How do I vote if my shares are held by my broker or someone else in street name?
A:	•If you are not a stockholder of record, you will receive voting instructions from the party that holds your shares of record for your account.

•You cannot vote your shares at the Annual Meeting unless you obtain authorization from the party that holds your shares of record for your account. Your voting instructions from the record holder of your shares may contain instructions on how to obtain this authorization.
Q:	How do I vote if my shares are held in an ATK 401(k) plan?
A:
•If you are a participant in one of our 401(k) plans, your proxy card will have a blue stripe on it and will include voting instructions. Whether you vote by mail or by telephone or the internet, you will be instructing the trustee how you wish to vote your shares. The trustee will vote your shares as you instruct.

•If you do not sign and return your proxy card or vote by telephone or the internet by the deadline, the trustee will vote your shares, as well as any shares that have not been allocated to participant accounts, in the same manner and proportion as it votes shares for which it received voting instructions.
•You cannot vote your 401(k) plan shares at the Annual Meeting.
Q:	How do I vote if my shares are held in the ATK Employee Stock Purchase Plan?
A:	If you are a participant in our Employee Stock Purchase Plan, you will receive voting instructions from U.S. Bancorp Piper Jaffray, which holds the shares of record for your account.
Q:	What shall I do if I receive more than one proxy card?
A:	If you receive more than one proxy card, it may be that:
•you hold shares in more than one account—such as individually of record, in one of our 401(k) plans, or in street name through a broker, or
•you have shares that are registered in different variations of your name.

You should vote all of the shares for which you receive a proxy card. See the Important Reminders on the Table of Contents page for instructions on returning proxy cards received with return envelopes addressed to different return addresses. If you vote by telephone or internet, vote once for each proxy card you receive.

Q:	How will my shares be voted if I don't mark my proxy card?
A:
You are encouraged to mark your proxy card indicating how you wish to vote your shares. If you do, your shares will be voted as you instruct, assuming that you properly sign your proxy card and that it is received in time to be voted at the Annual Meeting. If you properly sign and return your proxy card, but you do not indicate how you wish to vote your shares on a proposal, your shares will be voted as follows on that proposal:
•FOR all of the Board's nominees for election as directors (Proposal 1).
•FOR the amendment to the Company's Restated Certificate of Incorporation to increase the authorized Common Stock (Proposal 2).
•FOR the amendment to the Company's Management Compensation Plan (Proposal 3).
•FOR ratification of the selection of Deloitte & Touche LLP as the Company's independent accountants for the current fiscal year (Proposal 4).
•AGAINST the stockholder proposal (Proposal 5).
Q:	How can I change my vote?
A:	You can change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you can change your vote by:
•signing and delivering to our Corporate Secretary a written request to revoke your proxy vote;
•signing and mailing a new, properly completed proxy card with a later date than your original proxy card;
•voting by telephone or the internet at a later time; or
•attending the Annual Meeting and voting in person.
If you are not a stockholder of record, you must instruct the party that holds your shares of record for your account of your desire to change your vote.
Q:	What constitutes a quorum at the Annual Meeting?
A:
On the record date, there were 38,096,421 shares of our Common Stock outstanding. This does not include 3,460,676 shares that were held in our treasury and cannot be voted. Each share is entitled to one vote. Holders of a majority of the shares outstanding must be present at the Annual Meeting in order for there to be a quorum. You will be considered present at the Annual Meeting if you are in attendance and vote your shares at the meeting, or if you have submitted a properly completed proxy card or properly voted by telephone or the internet.

Q:	How will abstentions and broker non-votes affect the quorum and voting?
A:	•If you withhold your vote on the election of directors or abstain from voting on any other proposal, you will still be considered present at the Annual Meeting for purposes of determining a quorum.
•If you withhold your vote from a director nominee, this will reduce the number of votes cast for that nominee.

•If you abstain from voting on one of the other proposals, your shares will still be considered in determining the vote required to approve the proposal, so you will be deemed to have voted against that proposal.

•If shares are held in nominee street name, such as by a broker, and the nominee cannot vote the shares on a specific proposal because no voting instructions were received from the owner, the failure of the nominee to vote the shares is called a "broker non-vote." Shares affected by broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum because the shares will have been voted on at least one other proposal. Shares affected by broker non-votes will not, however, be considered in determining the vote required to approve the specific proposal on which the shares could not be voted, and will not be deemed to have voted against the proposal.
Q:	What vote is required to approve the proposals?
A:	•If a quorum is present at the Annual Meeting:
•The seven nominees for election as directors who receive the largest number of votes properly cast FOR the directors will be elected directors.

•The proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized Common Stock requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote.
•Each other proposal properly presented at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.
Q:	Who will tabulate the votes at the Annual Meeting?
A:	Mellon Investor Services, L.L.C., our transfer agent, will provide inspectors of election to tabulate the votes cast before and at the Annual Meeting.
Q:	How will the solicitation of proxies be handled?
A:
•Proxies are being solicited primarily by mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.
•We have also retained Mellon Investor Services, L.L.C. to assist in the solicitation of proxies at a fee of $9,000 plus out-of-pocket expenses.
•We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.
•We will pay all other expenses of preparing, printing and mailing the proxy solicitation materials.

Q:	Can I receive future annual reports and proxy materials electronically via the Internet instead of receiving paper copies through the mail?
A:
Yes. We are offering you the opportunity to access future annual reports and proxy materials over the Internet rather than in printed form. Internet access will give you faster delivery of these documents and reduce our cost of printing and mailing them. To consent to electronic delivery via the Internet, check the applicable box on your proxy card. When we send out future documents, we will notify you by mail with instructions for accessing the documents over the Internet and for voting. As a result of your consent, we may no longer distribute printed materials to you until such consent is revoked. Your consent may be revoked at any time by contacting our transfer agent, Mellon Investor Services, L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, NJ 07660 (telephone: 1-800-851-9677; web site: www.melloninvestor.com). If your shares are held in street name, please contact your broker or bank and ask about the availability of electronic delivery. If you not choose to receive our annual report and proxy materials via the Internet, you will continue to receive these materials in the mail.
OTHER QUESTIONS AND ANSWERS
Q:	What if other business is brought up at the Annual Meeting?
A:
•Your Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. The only stockholder proposal that can be presented at the Annual Meeting is the one included in this Proxy Statement as Proposal 5. No other stockholder has given the timely notice required by our By-Laws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our By-Laws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.

•Information regarding the requirements for submitting a stockholder proposal for consideration at next year's annual meeting, or nominating a candidate for election as a director at next year's annual meeting, can be found near the end of this Proxy Statement under the heading "Future Stockholder Proposals."
Q:	What if I want to attend the Annual Meeting?
A:	If you want to attend the Annual Meeting, you must have a ticket. See the Important Reminders on the Table of Contents page for instructions on obtaining a ticket.
Q:	Where are ATK's executive offices located?
A:	Our executive offices are located at 5050 Lincoln Drive, Edina, MN 55436-1097, which is also the location of the Annual Meeting.
Q:	Who are ATK's principal stockholders?
A:	We believe there is no stockholder that beneficially owns more than five percent of our Common Stock on the record date.

Q:	How many shares of Company Common Stock do ATK's directors and executive officers own?
A:
The following table shows the number of shares of our Common Stock beneficially owned on June 10, 2002 by our directors and each executive officer named in the Summary Compensation Table included later in this Proxy Statement. All numbers have been adjusted for the three-for-two stock dividend paid on June 10, 2002 to stockholders of record on May 17, 2002. The table also shows the number of shares of Common Stock beneficially owned by all directors and executive officers as a group. Unless otherwise noted, the persons listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.
Name/Group	Shares Owned Directly or Indirectly(1)	Exercisable Stock Option Shares(2)	Total Shares Beneficially Owned	Percent of Shares Outstanding(3)
Frances D. Cook	6,382	-0-	6,382	*
Gilbert F. Decker	11,587	-0-	11,587	*
Thomas L. Gossage(4)	14,850	-0-	14,850	*
Jonathan G. Guss	15,525	-0-	15,525	*
David E. Jeremiah	16,200	-0-	16,200	*
Joseph F. Mazzella(4)	18,225	-0-	18,225	*
Scott S. Meyers(5)	35,098	52,500	87,598	*
Paul David Miller	74,196	575,625	649,821	1.7%
Eric S. Rangen	6,484	5,625	12,109
Robert W. RisCassi	5,400	-0-	5,400	*
Paul A. Ross	41,978	21,000	62,978	*
Michael T. Smith	7,650	-0-	11,475	*
Nicholas G. Vlahakis	7,609	36,188	43,797	*
All directors and executive officers as a group (22 persons)	308,456	743,479	1,051,935	2.7%

*
Less than 1%.
(1)
Includes shares of restricted Common Stock. Restricted stock held by directors is discussed in the section entitled "Non-Employee Director Restricted Stock Plan" under the heading "Compensation of Directors" later in this Proxy Statement. Restricted stock held by executive officers is discussed in footnote (3) to the Summary Compensation Table later in this Proxy Statement. Includes shares allocated, as of April 30, 2002, to the accounts of executive officers under one of our 401(k) plans. Includes shares allocated, as of March 31, 2002, to the accounts of executive officers who participate in our 1997 Employee Stock Purchase Plan. Excludes phantom Common Stock units credited to the accounts of individuals who participate in either our Deferred Fee Plan for Non-Employee Directors (described under the heading "Compensation of Directors" later in this Proxy Statement) or our Management Deferred Compensation Plan (described under the heading "Other Plans And Agreements With Executive Officers" later in this Proxy Statement), which units are payable solely in cash.
(2)
Shares covered by stock options exercisable on June 10, 2002, or within 60 days thereafter.
(3)
Assumes issuance of the Exercisable Stock Option Shares held by the person or group.
(4)
Messrs. Gossage and Mazzella currently are directors of the Company, but are not standing for re-election at the Annual Meeting.
(5)
Mr. Meyers resigned as an officer and director of the Company effective March 31, 2002, but is included in the Summary Compensation Table.

PROPOSAL 1

ELECTION OF DIRECTORS

GENERAL INFORMATION

        Our Certificate of Incorporation permits your Board of Directors to determine the number of directors, which cannot be less than three. The Board currently consists of nine directors, all of whom were elected by the stockholders at the 2001 annual meeting of stockholders. Thomas L. Gossage and Joseph F. Mazzella, who served on the Board of Directors for seven and eight years, respectively, will not stand for re-election at the Annual Meeting.

NOMINEES FOR ELECTION AS DIRECTORS

        Your Board of Directors has nominated for election as directors the nominees listed below, all of whom are currently directors. Each of these nominees was recommended by the Board's Nominating and Governance Committee and has agreed to serve, if elected. Although we don't know of any reason why any of these nominees might become unavailable for election, if that should happen, the Board may propose a substitute nominee. Shares represented by proxies may be voted for the substitute designated by the Board, unless a contrary instruction is indicated in the proxy.

        The directors elected will serve on the Board until their successors are elected, which should occur at the next annual meeting. Their Board service could end earlier if they should die, resign, retire, or be removed from office.

        The list of nominees below includes information about their present principal occupations, recent business experience, and directorships in other companies.

        Your Board of Directors recommends a vote FOR the election as directors of all of the nominees listed below.

Frances D. Cook, 56; director since January 2000
•	International business consultant since May 1999.
•	Ambassador to the Sultanate of Oman from 1995-1999.
•	Deputy Assistant Secretary of State, Political-Military Affairs from 1993-1995.
•	Ambassador to the Republic of Cameroon from 1989-1993.
•	Country Director for West Africa, Department of State from 1987-1989.
•	Deputy Assistant Secretary of State for Refugee Affairs from 1986-1987.
•	Consul General, Alexandria, Egypt from 1983-1986.
•	Ambassador to the Republic of Burundi from 1980-1983.
•	Other directorships: ORYX Natural Resources.
•	Other activities: Senior Fellow, Center for Naval Analyses (CNA); Member of Council on Foreign Relations, the Harvard Club of NYC, the Army Navy Club (Washington, D.C.); The Washington Institute for Foreign Affairs, Phi Beta Kappa; board member of Save a Child's Heart, Children of Africa; and Board of Visitors of Goucher College.

Gilbert F. Decker, age 65; director since December 1997
•	Consultant since September 2001.
•	Formerly, Executive Vice President, Operations of Walt Disney Imagineering (a provider of master planning, real estate development, attraction and show design, engineering and production support, project management and other development services to The Walt Disney Company) from April 1999 to September 2001.
•	Private consultant to electronics and aerospace companies from May 1997 to April 1999. Also held Chief Executive Officer positions with Xeruca Holding, Incorporated, and Penn Central Federal Systems Company.
•	Assistant Secretary of the Army-Research, Development and Acquisition from April 1994 to May 1997.
•	Other directorships: Anteon Corporation, Firearms Training Systems, Inc., MRJ Technology Solutions, Inc. and MP, Incorporated.
•	Other activities: Member of the National Advisory Committee to the Whiting School of Engineering of Johns Hopkins University and the Board on Army Science and Technology of the National Academy of Science.

Jonathan G. Guss, age 43; director since August 1994
•	Director and Chief Executive Officer of Bogen Communications International, Inc. (a producer of sound processing equipment and telecommunications peripherals) since December 1997.
•	Principal and President of Active Management Group, Inc., a firm that provides turnaround management services since May 1990.
•	Principal and Chief Executive Officer of EK Management Corp., the general partner of EK Associates, L.P., a limited partnership engaged in providing goods and services to the baking industry since August 1992.

Admiral David E. Jeremiah, USN (Ret.), age 68; director since April 1995
•	Partner and President of Technology Strategies & Alliances Corporation (a strategic advisory and investment banking firm engaged primarily in the aerospace, defense, telecommunications and electronics industries) since October 1994. He retired from military service in February 1994 after a 39-year career.
•	Vice Chairman, Joint Chiefs of Staff from 1990 to 1994.
•	Commander in Chief of the United States Pacific Fleet from 1987 to 1990.
•	Other directorships: GEOBIOTICS, LLC, Getronics Government Solutions LLC, and Wackenhut Services, Incorporated.
•	Other activities: Chairman, ManTech International Advisory Board; member of the Northrop Grumman Corporation (Integrated Systems sector) Board of Visitors; member of the Board of Trustees for MITRE Corporation; and member of the Jewish Institute for National Security Affairs Board of Advisors.

Admiral Paul David Miller, USN (Ret.), age 60; director since January 1999
•	Chairman of the Board and Chief Executive Officer of the Company since January 1999.
•	President of the Company from March 2000 to January 2001.
•	President of Sperry Marine Inc. (a manufacturer of marine navigation and control systems) from November 1994 to January 1999.
•	Vice President of Litton Industries, Inc. (which acquired Sperry Marine Inc. in May 1996) from September 1997 to January 1999.
•	Prior to his retirement from the U.S. Navy in November 1994 following a 30-year career, he was Commander-in-Chief, U.S. Atlantic Command, one of five U.S. theater commands, and served concurrently as NATO Supreme Allied Commander-Atlantic.
•	Other directorships: SunTrust Bank, mid-Atlantic; Donaldson Company, Inc.; and Teledyne Technologies, Inc.

Robert W. RisCassi, age 66; director since March 2000
•	Vice President of L-3 Communications Corporation (a leading merchant supplier of secure communications systems and products, avionics and ocean products, microwave components and telemetry, and space and wireless products) since March 1997.
•	From April 1996 until April 1997, he was Vice President of Land Systems for Lockheed Martin C3I and Systems Integration sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993.
•	Prior to his retirement from the U.S. Army in August 1993 following a 35-year career, he was Commander-in-Chief of the United Nations Command, ROK/U.S. Combined Forces Command, U.S. Forces Korea and Eighth U.S. Army. He served as the Vice Chief of Staff, U.S. Army from 1988-1990.

Michael T. Smith, age 58; director since December 1997
•	From October 1997 to May 2001, he was Chairman and Chief Executive Officer of Hughes Electronics Corporation.
•	Vice Chairman of Hughes Electronics Corporation from 1992 to October 1997.
•	Other directorships: Teledyne Technologies Corporation and Ingram Micro Corporation.
•	Other activities: Trustee of the Keck Graduate Institute of Applied Life Sciences and of Providence College.

INFORMATION ABOUT THE COMMITTEES OF THE BOARD OF DIRECTORS
AND THE MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Standing Committees and Meetings of the Board and its Committees

        During fiscal year 2002, your Board of Directors had the following standing committees: Audit, Executive and Finance, Nominating and Governance, and Personnel and Compensation. Membership on the Audit, Nominating and Governance, and Personnel and Compensation Committees consisted entirely of non-employee directors. Subsequent to the end of the Company's fiscal year, on May 7, 2002, your Board of Directors combined the Audit and the Executive and Finance Committees into one Audit and Finance Committee, consisting entirely of non-employee directors.

        The membership of the committees, the name of each committee's chair, and the numbers of meetings held by the Board and each of the committees during fiscal year 2002 are summarized in the following table:

	Board of Directors		Executive/ Finance	Nominating and Governance	Personnel and Compensation
Audit
Frances D. Cook	X		X	X
Gilbert F. Decker	X	X		X
Thomas L. Gossage	X	X			X
Jonathan G. Guss	X		X	X
David E. Jeremiah	X	X			X
Joseph F. Mazzella	X		X	X
Scott S. Meyers	X		X
Paul David Miller	X		X
Robert W. RisCassi	X	X		X
Michael T. Smith	X		X		X
Committee chair		Mr. Gossage	Adm. Miller	Mr. RisCassi	Mr. Smith
Number of meetings(1)	8	3	3	2	5

(1)
The Board of Directors and the Personnel and Compensation Committee also acted on occasion by unanimous written consent.

        Each director attended at least 80% of the aggregate number of meetings of the Board and the committees on which the director served.

Duties of the Committees

Audit Committee

  •
  Recommends to the Board the independent public accountants to be selected to audit our annual financial statements, and approves any special assignments given to these accountants.

  •
  Reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses.

  •
  Reviews possible violations of our business ethics and conduct and conflicts of interest policies.

  •
  Reviews any major accounting changes made or contemplated.

  •
  Reviews the effectiveness and efficiency of our internal audit staff.

Executive and Finance Committee

        Exercises all powers and authority of the Board, except those powers specifically reserved to the Board by Delaware law or our Certificate of Incorporation or By-Laws. Reviews and makes recommendations to the Board regarding dividends, financial policies and procedures, and various financial transactions.

Nominating and Governance Committee

  •
  Identifies and evaluates individuals who might qualify as candidates for election to the Board.

  •
  Makes recommendations to the Board to fill vacancies or new positions on the Board.

  •
  Recommends to the Board the slate of nominees for election as directors at the annual meeting of stockholders.

  •
  Makes recommendations regarding the size and composition of the Board and its committees.

  •
  Evaluates the performance of the Board as a whole.

  •
  Recommends for election by the Board any non-incumbent Chief Executive Officer, Chief Financial Officer or Chief Operating Officer.

  •
  Recommends corporate governance principles and assesses compliance with those principles.

        If you wish to recommend a person to the Nominating and Governance Committee for consideration as a candidate for election as a director at an annual meeting of stockholders, you must send your recommendation to our executive offices, c/o the Corporate Secretary, at least 120 days prior to the annual meeting. Your recommendation must be accompanied by information concerning the person's qualifications, and the written consent of the person to be nominated, if selected as a nominee by the Board of Directors, and to serve on the Board if elected. The Board has the sole discretion to select director nominees. Information regarding the requirements for nominating a person for election as a director at an annual meeting of stockholders can be found near the end of this Proxy Statement under the heading "Future Stockholder Proposals".

Personnel and Compensation Committee

  •
  Approves salary actions pertaining to top management, subject to the Board's approval in the case of the Chief Executive Officer's compensation.

  •
  Administers and grants awards under our executive compensation plans.

  •
  Approves executive compensation actions and plans and other benefit programs that are not required by law or regulation to be approved by the Board.

  •
  Sets annual incentive targets.

  •
  Recommends officers (other than any non-incumbent Chief Executive Officer, Chief Financial Officer and Chief Operating Officer) for election by the Board.

  •
  Reviews and assesses the performance and capability of key management, with a view towards assuring adequate and qualified backups.

  •
  Submits the report on executive compensation included in this Proxy Statement.

COMPENSATION OF DIRECTORS

Summary Compensation Information

        Only non-employee directors receive compensation for service on the Board of Directors. Their compensation is summarized in the following table.

Compensation Feature	Dollar Amount	Number of Shares
Annual retainer	$25,000
Meeting attendance fees:
Board of Directors	2,000
Committees:	None
Per diem payments	1,000
Annual restricted stock award		750

        The annual retainer is paid in quarterly installments. Per diem payments (and reimbursement of related expenses) are made for any day on which our Chief Executive Officer believes that a non-employee director has committed a significant part of the day (outside of normal Board or Board committee service) to business issues beyond the normal scope of the director's responsibilities as a director. During fiscal year 2002, Frances D. Cook received one per diem payment of $1,000.

Director Compensation Plans and Arrangements

Deferred Fee Plan for Non-Employee Directors

        This plan permits a director to defer receipt of all or part of the director's cash fees. A director can elect to have deferred amounts either credited in cash to a "cash account," or in Common Stock equivalents, called units, to a "share account" (based upon the market value of our Common Stock). Cash accounts are credited with interest quarterly at our one-year borrowing rate and share accounts will be credited with additional units if dividends are paid on our Common Stock. Payment of deferred amounts is made following the director's termination of Board service. Deferred amounts are always paid in cash, based upon the market value of our Common Stock in the case of share accounts. A director may elect to receive these payments either in a lump sum or in up to ten annual installments.

        Currently, three directors participate in this plan. The following table summarizes how they currently have their deferred fees credited, and how many phantom Common Stock units were credited to their share accounts as of March 31, 2002. The number of units for each director shown below has been adjusted to reflect the three-for-two stock dividend paid on June 10, 2002 to stockholders of record on May 17, 2002.

Name	Annual Retainer	Meeting Fees	Units as of June 10, 2002
Gilbert F. Decker	Cash account-25%	Cash account-25%	N/A
	Share account-75%	Share account-75%	2,945.1267
Robert W. RisCassi	Share account-100%	Share account-100%	2,244.3691
Michael T. Smith	Share account-100%	Share account-100%	5,422.2618

Non-Employee Director Restricted Stock Plan

        In fiscal year 2002, the Board of Directors amended the Non-Employee Director Restricted Stock Plan so that each non-employee director receives automatic periodic awards of restricted Common Stock—750 shares upon first being elected to the Board of Directors and 750 shares upon reelection at each subsequent annual meeting of stockholders. Prior to the amendment, each award was for 600 shares. Common Stock issued under this plan entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All shares are, however, subject to certain restrictions against sale or transfer for a period starting on the award date and ending on the earliest to occur of the following:

  •
  the director retires from the Board in compliance with the Board's retirement policy as then in effect;

  •
  the director's service on the Board terminates as a result of the director's not being nominated for reelection by the Board, but not as a result of the director's declining to serve again;

  •
  the director's service on the Board terminates because the director, although nominated for reelection by the Board, is not reelected by the stockholders;

  •
  the director's service on the Board terminates because of: the director's resignation at the request of the Nominating and Governance Committee of the Board; the director's removal by action of the stockholders; or the sale, merger or consolidation of, or a similar extraordinary transaction involving, the Company;

  •
  the director becomes unable to serve because of disabilities;

  •
  the director dies; or

  •
  the third or any subsequent anniversary of the award date if the director, at least one year prior to that anniversary, elects to end the restricted period on that anniversary.

        If a director leaves the Board for any other reason prior to the expiration of the restricted period, the director forfeits all rights in shares for which the restricted period has not expired.

        Shares of restricted stock awarded under a similar predecessor plan are subject to similar restrictions. The restricted period on these shares will expire either on a specific date previously selected by the director, or on a future date designated by the director at least two years in advance of the designated date.

        The following table summarizes, as of March 31, 2002, how many shares of our Common Stock each non-employee director holds that are still subject to the restrictions of the above plans. All numbers have been adjusted for the three-for two stock dividend paid on June 10, 2002 to stockholders of record on May 17, 2002.

Name	Number of Shares
Frances D. Cook	5,400
Gilbert F. Decker	9,450
Jonathan G. Guss	14,850
David E. Jeremiah	5,400
Joseph F. Mazzella	14,850
Robert W. RisCassi	5,400
Michael T. Smith	9,450

        The shares listed in the above table are included in the director and executive officer stock ownership table shown earlier in this Proxy Statement as being owned directly by each director.

Expense Reimbursement

        Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Indemnification Agreements

        We currently have indemnification agreements with our directors. These agreements require us to:

  •
  indemnify the directors to the fullest extent permitted by law;

  •
  advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

  •
  indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements; and

  •
  cover directors under our directors' and officers' liability insurance.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

        In March 2002, the Board changed the non-employee director stock ownership guideline from 3,500 to 3,750 shares to be achieved in five years following election to the Board. The Nominating and Governance Committee of the Board is expected to:

  •
  review the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of nominees for election as directors at the annual meeting of stockholders; and

  •
  take into consideration compliance with the stock ownership guideline, including extenuating circumstances in cases of noncompliance, when recommending the nomination for reelection of incumbent directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Information regarding certain relationships and related transactions between the Company and its directors, executive officers and entities in which directors have an affiliation or interest is included later in this Proxy Statement in the sections entitled "Compensation Committee Interlocks and Insider Participation" and "Other Plans and Agreements with Executive Officers" under the heading "Executive Compensation".

EXECUTIVE COMPENSATION

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE
OF THE BOARD ON EXECUTIVE COMPENSATION

        We, as the Personnel and Compensation Committee of the Board, have overall responsibility for compensation actions affecting the Company's executive officers. Our responsibilities include:

  •
  approving base salaries;

  •
  setting incentive targets;

  •
  administering all executive compensation plans; and

  •
  granting awards to executive officers thereunder.

        Our duties are described more fully earlier in this Proxy Statement in the section entitled "Duties of the Committees" under the heading "Information About the Committees of the Board of Directors and the Meetings of the Board of Directors and its Committees". All of us are directors who are neither current nor former employees of the Company.

Compensation Philosophy

General

        The goal of the Company's executive compensation program is to encourage and reward individual and Company performance. The program has been designed to recognize individual and business unit accountability and achievement, and to link executive compensation to the Company's performance and increase stockholder value.

        The components of the program are:

  •
  base salary;

  •
  annual incentive compensation; and

  •
  long-term incentive compensation.

Compensation Surveys

        In order to help establish competitive executive compensation benefits, we consider the comparable practices of companies participating in nationally known compensation surveys. The companies participating in these surveys represent both the aerospace and defense industry and other industries. The results of these surveys are adjusted to reflect the Company's revenue size, so that the comparisons are made to the practices of employers of a similar size.

        The target compensation levels for the Company's executives are set at the median level of those survey participants used for comparative purposes. The compensation of individual executives varies above or below the median market level, depending upon the executive's overall accountabilities, individual performance and the Company's performance.

Balanced Score Card Accountability System

        The assessment of the performance of individual executives emphasizes objective achievements under a Balanced Score Card Accountability System. Results-based accountabilities are established for each executive. Each executive's accountabilities are established annually.

        The executive's performance against these accountabilities determines the executive's base salary adjustments and annual incentive payments. The process for measuring individual performance against these accountabilities is as objective as possible, but may involve subjective assessments.

Executive Compensation Program Components

Base Salaries

        Base salaries are intended to provide a foundation for attracting and retaining key employees. Base salaries vary based upon position, responsibility and individual performance. As a result, the base salary component of executive compensation is the least variable with Company performance. Base salaries of executive officers are reviewed annually during the first quarter of the fiscal year. Whether an executive receives a base salary increase depends upon many factors, such as:

  •
  the results of the compensation surveys mentioned earlier;

  •
  individual performance against established accountabilities; and

  •
  business circumstances.

Fiscal Year 2002 Base Salary Increases

        Three of the five Named Executive Officers listed in the Summary Compensation Table following this report received a base salary increase during fiscal year 2002. Under the terms of Paul David Miller's employment agreement with the Company, his annual base salary remained at $700,000 for fiscal year 2002. Eric Rangen's base salary was established when he joined the Company in January 2001.

Annual Incentive Compensation

        All executive officers participate in the Company's Management Compensation Plan. This plan provides the opportunity for annual cash and stock incentive compensation. The goal of this plan is to motivate executives to a high level of performance by making a significant portion of their annual compensation contingent upon:

  •
  individual achievement;

  •
  Company performance; and

  •
  business unit performance.

        Each fiscal year we approve:

  •
  the total number of eligible plan participants;

  •
  the total target incentive fund for all participants; and

  •
  the individual target incentive amounts for executive officers.

        Participants are advised of their individual target incentive amounts at the start of the fiscal year. The individual target incentive amounts are added together to determine the total incentive fund for the organizational units where the individuals work. These organizational units include the Company's subsidiary business units, groups and the corporate staff.

        An organization weighting structure is used to determine how each organizational unit's incentive will be affected by overall Company performance and the performance of the unit and/or subunit. For example:

  •
  the corporate staff incentive fund is determined based 100% upon overall Company performance; and

  •
  each business unit's incentive fund is determined based upon the combination of overall Company performance (at least 10%) and the performance of the business unit and/or subunit (50% to 80%).

        Each organizational unit's earned incentive fund is calculated separately after the end of the fiscal year. The amount of the fund can range from zero to 200% of its target incentive fund, depending upon overall Company, business unit and/or subunit performance, whichever is applicable. We have the ability to increase a fund to 300% of its target.

        Earned incentive funds are divided among participants based 25% upon their relative individual performance and 75% upon their organizational unit's performance. The maximum incentive payable to an individual participant is 300% of the individual's target incentive.

        The Committee must approve incentive awards to executive officers. We consider the Chief Executive Officer's assessment of the individual performance of executive officers.

Fiscal Year 2002 Annual Incentive Compensation

        Approximately 48 employees participated in the Management Compensation Plan for fiscal year 2002. The fiscal year 2002 goals were as follows:

Organizational Unit	Weighting
Company as a whole:
EPS	One-third
Cash flow	One-third
Sales	One-third
Business units:
EBIT (earnings before interest and taxes)	One-third
Cash flow	One-third
Sales	One-third

        Earnings (represented by EPS and EBIT) was selected as one of the performance goals because we believe that:

  •
  stockholders view earnings as an important measure of performance;

  •
  earnings are an important factor in assuring that the Company complies with the financial covenants under its loan agreements;

  •
  earnings are a strong indicator of Company health; and

  •
  earnings are a historically used measure that is easily communicated to and understood by participants.

        Cash flow was selected as a performance goal because of the importance of generating and managing cash to fund the Company's business activities. To further stress the importance of cash flow, we added an additional incentive amount that could be earned to the extent that quarterly year-to-date cash flow goals are met.

        Sales was selected as a performance goal to encourage growth.

        The EPS, EBIT, cash flow and sales goals were based upon the Company's internal operating plan.

        For fiscal year 2002, we approved incentive payments to all Named Executive Officers that were above target. The amount by which these payments exceeded their target amount depended upon the extent to which the Company and each Business Group exceeded its goals.

        The Company's compensation arrangement for fiscal year 2002 with its Chief Executive Officer, Paul David Miller, established a target annual incentive of $560,000. Based on the Company's fiscal year 2002 performance, specifically measuring EPS, cash flow and sales, we approved an incentive payment of $1,176,000 based upon the Chief Executive Officer achieving 210 percent of his target incentive amount.

Long-Term Incentive Compensation

        The goal of long-term incentive compensation is to:

  •
  encourage long-term Company performance;

  •
  link stockholder value creation and management compensation; and

  •
  encourage executive retention.

        Long-term incentive compensation is provided to executive officers under the Company's 1990 Equity Incentive Plan, principally through a combination of annual grants of market price stock options and periodic performance share grants. The terms of each grant are determined by us at the time the grant is awarded, subject to the provisions of the plan. We believe that both types of grants serve as an effective means to encourage retention of key executives. The Company also offers a Cash Value Added (CVA) long-term incentive in lieu of performance shares for certain executives. None of the Named Executive Officers participated in the CVA incentive for fiscal year 2002.

Stock Options

        We believe that stock options are an appropriate means of long-term incentive compensation because they provide value only when the Company's stockholders benefit from stock price appreciation.

        During fiscal year 2002, stock options were granted to all executive officers. The terms of these grants are summarized following the table labeled "Option Grants in Last Fiscal Year" later in this Proxy Statement.

Performance Shares

        We believe that performance shares are an appropriate means of long-term incentive compensation because they provide an effective incentive to achieve predetermined long-term performance goals.

        During fiscal year 2002, performance shares were granted to all of the Named Executive Officers. The terms of the grants are summarized following the table labeled "Long-Term Incentive Plans-Awards in Last Fiscal Year" later in this Proxy Statement.

Cash Value Added (or CVA)

        CVA is an incentive for our operations leadership to maximize the long-term value added of each subsidiary company. Each year any incentive earned for CVA is banked. After three years, one-third of the CVA bank is paid out annually. The annual CVA accrual can be positive or negative and can range from -100% to +300% of target. The CVA bank is subject to forfeiture in the event of resignation (other than retirement) or termination for cause. Employees who participate in the CVA program are not granted performance shares.

Award Considerations

        The target long-term incentive grant amount for each executive officer's award of stock options and performance shares were based upon competitive long-term incentive values, as determined by our survey of similar sized companies. The size of these grants was determined without regard to the amount and terms of stock options already held by the grant recipients.

        The extent to which an executive officer retains Common Stock acquired through annual and long-term incentive compensation awards will be a factor in determining the extent of the officer's participation in future long-term incentive compensation awards. The weight given to this factor is in our sole subjective judgment. We consider the reasons for an executive officer's sale of any of this Common Stock.

Stock Ownership Guidelines

        The Company has established Common Stock ownership guidelines for its management. We believe that these guidelines will advance our goal of aligning the interests of the Company's management with those of the Company's stockholders. The guidelines establish target levels of Common Stock ownership as follows:

Position	Guideline
Chief Executive Officer	35,000 shares
Chief Operating Officer, Chief Financial Officer and President	10,000 shares
All Group Vice Presidents, Chief People Officer and General Counsel	5,000 shares
Other officers and subsidiary presidents	2,000 shares

        The above-target portion of any annual incentive compensation will be paid in Common Stock until the ownership guideline is satisfied.

Limit on Tax Deductibility

        Section 162(m) of the Internal Revenue Code places a cap of $1 million on the amount the Company can deduct for any tax year for compensation to any person who is the Chief Executive Officer or one of the four other highest compensated officers as of the end of the fiscal year.

        We design stock option and performance share grants so that they qualify for an exemption from the deductibility cap.

        Annual incentive compensation payable under the Management Compensation Plan for fiscal year 2002 did not qualify for exemption from the deductibility cap because it involved the flexibility to make subjective determinations regarding the recipients and amounts of payments. However, as required by Section 162(m), the Company is seeking stockholder approval of amendments to the Management Compensation Plan so that incentive awards granted under the Management Compensation Plan, as amended, for fiscal year 2003 and thereafter may be excluded from the $1 million cap. See "Proposal 3—Approval of Amendment No. 2 to Alliant Techsystems Inc. Management Compensation Plan" later in this Proxy Statement.

        Personnel and Compensation Committee

Michael T. Smith, Chair
Thomas L. Gossage
David E. Jeremiah

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Personnel and Compensation Committee is either a current or former employee of ours. There are no compensation committee interlocks, which means that none of our executive officers serves as a member of the board of directors or compensation committee of another entity that has an executive officer serving on our Board of Directors or its Personnel and Compensation Committee.

        During fiscal year 2002, we had no transactions with directors or entities in which the directors have an affiliation or interest.

SUMMARY COMPENSATION TABLE

        The following Summary Compensation Table shows summary compensation information for some of our executive officers, who are called "Named Executive Officers." The compensation information is shown for the last three fiscal years. The Named Executive Officers are:

  •
  anyone who served as our Chief Executive Officer at any time during fiscal year 2002; and

  •
  the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2002.

Long-Term Compensation
		Annual Compensation(1)						Awards			Payouts
Name and Principal Position	Year(2)	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards(3) ($)		Securities Underlying Options(4) (#)	Payouts LTIP Payouts(5) ($)		All Other Compensation(6) ($)
Paul David Miller Chairman of the Board and Chief Executive Officer	FY02 FY01 FY00	$ $ $	700,000 600,000 600,000	$ $ $	1,176,000 813,333 800,000	$ $ $	4,031(8 77,573 24,645)	$ $ $	-0- 1,232,500 -0-	78,750 60,000 168,750	$ $ $	1,052,477 178,490 -0-	$ $ $	6,850 5,100 35,523
Scott S. Meyers President	FY02 FY01 FY00	$ $ $	375,000 308,334 272,504	$ $ $	354,375 384,300 302,000	$ $ $	5,112(8 33,031 6,384)	$ $ $	-0- 1,035,000 -0-	-0- 30,000 112,500	$ $ $	556,287 136,304 149,600	$ $ $	348,251 5,680 23,463	(9)
Eric S. Rangen(7) Vice President and Chief Financial Officer	FY02 FY01 FY00	$ $ $	250,000 44,872 -0-	$ $ $	262,500 75,000 -0-	$ $ $	31,372(8 -0- -0-)	$ $ $	-0- 184,875 -0-	15,000 16,875 -0-	$ $ $	-0- -0- -0-	$ $ $	153 -0- -0-
Paul A. Ross Senior Group Vice President—Aerospace	FY02 FY01 FY00	$ $ $	375,000 291,668 246,672	$ $ $	464,600 378,000 275,000	$ $ $	66,939(8 24,900 5,893)	$ $ $	-0- 138,000 -0-	18,750 15,000 31,500	$ $ $	556,287 102,128 -0-	$ $ $	6,524 459,855 12,078
Nicholas G. Vlahakis Group Vice President—Defense	FY02 FY01 FY00	$ $ $	300,000 253,335 216,674	$ $ $	312,000 264,333 220,000	$ $ $	355(8 23,030 6,384)	$ $ $	-0- 120,819 -0-	26,250 12,750 25,875	$ $ $	413,069 -0- -0-	$ $ $	5,723 220,056 4,706

(1)
Includes amounts, if any, of salary and bonus deferred pursuant to our 401(k) Plan and Management Deferred Compensation Plan.

(2)
The three years reported upon in the table are the fiscal years ended March 31, 2000 ("FY00"), March 31, 2001 ("FY01") and March 31, 2002 ("FY02").

(3)
Amounts shown are based upon the market value of our Common Stock on the date of the grant. As of the end of FY02: Admiral Miller held 22,500 shares of restricted stock having a value of $1,529,850; Mr. Meyers held 33,750 shares of restricted stock having a value of $2,294,775; Mr. Rangen held 4,500 shares of restricted stock having a value of $305,970; Mr. Ross held 7,125 shares of restricted stock having a value of $484,453; and Mr. Vlahakis held 3,937 shares of restricted stock having a value of $267,724. The share numbers have been adjusted to reflect the Company's three-for-two stock dividends paid on September 7, 2001 and June 10, 2002. The shares of restricted stock vest in equal annual installments over a period of three years. In addition, the restricted stock will vest in the event of a "change of control" of the Company. See "Change of Control Arrangements" later in this Proxy Statement. A holder of restricted stock is entitled to receive any dividends paid on our Common Stock. We have not, to date, paid any cash dividends. Shares of restricted Common Stock are included in the director and executive officer stock ownership table earlier in this Proxy Statement as being owned directly by the executive officer.

(4)
The share numbers have been adjusted to reflect the Company's three-for-two stock dividends paid on September 7, 2001 and June 10, 2002.

(5)
Admiral Miller's amount represents the value of 24,273 shares of our Common Stock issued in payment of an FY00 - FY01 performance share award, based upon the market price of our Common Stock ($65.04) on May 7, 2001, the date the payment was approved. Mr. Meyers' amount represents the value of 12,830 shares of our Common Stock issued in payment of an FY99 - FY01 performance share award of 8,274 shares, based upon the market price of our Common Stock ($65.04) on May 7, 2001, the date the payment was approved, and an FY00 - FY01 performance share award of 4,556 shares, based upon the market price of our Common Stock ($65.04) on May 7, 2001, the date the payment was approved. Mr. Ross' amount represents the value of 12,830 shares of our Common Stock issued in payment of an FY99 performance share award of 8,274 shares, based upon the market price of our Common Stock ($65.04) on May 7, 2001, the date the payment was approved, and an FY00 - FY02 performance share award of 4,456 shares, based upon the market price of our Common Stock ($65.04) on May 7, 2001, the date the payment was approved. The share amounts and market price have been adjusted to reflect the Company's three-for-two stock dividends paid on September 7, 2001 and June 10, 2002.

(6)
Includes for FY02: (a) matching contributions we made to the accounts of participants in one of our defined contribution 401(k) plans as follows: Admiral Miller, $6,850.00; Mr. Meyers, $5,550.00; Mr. Rangen, $0; Mr. Ross, $5,662.50; and Mr. Vlahakis, $5,392.50; and (b) the following dollar value to the individual of insurance premiums we paid for term life insurance in the amounts indicated in parenthesis: Admiral Miller, $-0-($-0-); Mr. Meyers, $201 ($500,000); Mr. Rangen, $153 ($300,000); Mr. Ross, $861 ($300,000); and Mr. Vlahakis, $330 ($300,000). We have no agreement with the executive officers named in (b) above that they will receive or be allocated any interest in any cash surrender value under their life insurance policies.

(7)
Mr. Rangen was hired on January 23, 2001.

(8)
Amounts include tax gross-up on financial counseling fees as follows: Admiral Miller, $4,031; Mr. Meyers, $5,112; Mr. Rangen, $4,046; Mr. Ross, $3,460; and Mr. Vlahakis, $355. Amounts also include the value of using a discounted stock price (85%) in the Company's Management Deferred Compensation Plan. The value of the discount for each executive officer is as follows: Admiral Miller, $-0-; Mr. Meyers, $-0-; Mr. Rangen, $27,325; Mr. Ross, $63,478; and Mr. Vlahakis, $-0-.

(9)
In addition to the amounts disclosed in footnote (6) above, the amount includes $312,500 in salary continuation payments through January 31, 2003, and a $30,000 payment made to Mr. Meyers in lieu of outplacement services as described below under the heading, "Other Plans and Agreements with Executive Officers—Separation Agreement."

OPTION GRANTS IN LAST FISCAL YEAR

        The following table summarizes for each of the Named Executive Officers information regarding stock option grants they received during fiscal year 2002.

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)(1)(3)		% of Total Options Granted to Employees in Fiscal Year
Name				Exercise or Base Price ($/Share)(3)	Expiration Date	0% ($)	5% ($)	10% ($)
Paul David Miller	78,750	(2)	12.93%	$42.7556	08/07/11	-0-	$2,117,490	$5,366,136
Scott S. Meyers	-0-		-0-	$-0-	N/A	-0-	$-0-	$-0-
Eric S. Rangen	15,000		2.46%	$47.7467	01/22/12	-0-	$450,414	$1,414,439
Paul A. Ross	18,750		2.99%	$47.7467	01/22/12	-0-	$563,018	$1,426,799
Nicholas G. Vlahakis	26,250		4.31%	$47.7467	01/22/12	-0-	$788,226	1,997,519

(1)
Each option (a) is a non-qualified stock option for tax purposes; (b) has an exercise price equal to our Common Stock's fair market value on the grant date, which is ten years prior to the expiration date in the above table; (c) may be exercised by the delivery of cash and/or shares of our Common Stock; (d) becomes exercisable to the extent of one-third of the grant on each of the first three anniversaries of the grant date and remains exercisable thereafter until the expiration date or earlier expiration upon or following termination of employment; (e) may be exercised following termination of employment to the extent exercisable upon termination as follows: (i) for three years following death prior to termination, (ii) for 180 days following death after termination, (iii) for three years after termination due to layoff, retirement or disability and (iv) for 90 days after termination for any other reason other than for cause; and (f) may become exercisable in the event of a "change of control" (see the section entitled "Executive Compensation Plan Provisions" and "Definitions" under the heading "Change of Control Arrangements" later in this Proxy Statement).

(2)
The terms of this option grant are as defined above, except that 50 percent became exercisable on March 31, 2002, and 50 percent become exercisable on March 31, 2003.

(3)
The numbers of shares and exercise prices have been adjusted to reflect the Company's three-for-two stock dividends paid on September 7, 2001 and June 10, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table summarizes for each of the Named Executive Officers the number of shares, if any, they acquired during fiscal year 2002 upon the exercise of stock options, the value realized upon the exercise, and the number of, and the value of, the exercisable and unexercisable "in-the-money" stock options each of them held at the end of fiscal year 2002.

			Number of Securities Underlying Unexercised Options At FY02 Year-End (#)		Value of Unexercised In-the-Money Options at FY02 Year-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul David Miller	118,750	$7,605,656	665,625	84,375	$27,905,196	$3,537,278
Scott S. Meyers	150,250	$10,132,707	-0-	86,250	$-0-	$3,757,335
Eric S. Rangen	-0-	$-0-	5,625	26,250	$174,506	$814,362
Paul A. Ross	11,250	$759,739	52,500	49,500	$2,145,323	$2,022,733
Nicholas G. Vlahakis	29,394	$2,108,851	32,250	51,938	$1,196,581	$1,927,071

(1)
This value represents the difference between the aggregate market value, on the date of exercise, of the shares acquired and the aggregate option price of the shares.

(2)
The values shown in these columns represent the aggregate amount, if any, by which the market value of our Common Stock on March 28, 2002 ($101.99) exceeds the exercise price of each of the unexercised stock options held by the named individuals, multiplied by the number of shares issuable upon the exercise of each stock option. This value has not been, and may never be, realized. The actual value, if any, realized by the named individual upon the sale of the shares issued upon the exercise of the stock option will depend upon the price at which the shares are sold.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

        The following table summarizes for each of the Named Executive Officers information regarding long-term incentive plan awards, if any, they received during fiscal year 2002.

			Estimated Future Payouts under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights(1)	Performance or Other Period Until Maturation or Payout	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Paul David Miller	22,500	04/01/01-03/31/04	5,625	11,250	22,500
Scott S. Meyers	13,500	04/01/01-03/31/04	3,375	6,750	13,500
Eric S. Rangen	6,750	04/01/01-03/31/04	1,688	3,375	6,750
Paul A. Ross	9,000	04/01/01-03/31/04	2,250	4,500	9,000
Nicholas G. Vlahakis	9,000	04/01/01-03/31/04	2,250	4,500	9,000

(1)
The numbers in this column represent the number of performance shares awarded to the named individuals during fiscal year 2002. Performance shares are Common Stock denominated units that are paid in shares of our Common Stock and/or cash at the discretion of the Personnel and Compensation Committee. These payments are made at the end of the applicable performance period if, and to the extent that, predetermined performance objectives are achieved. The performance objectives for the above awards are the achievement of target earnings per share on our Common Stock. No portion of the award is payable for less than threshold performance. A pro-rata portion of the award is payable in the event of a "change of control" during the performance period (see the sections entitled "Executive Compensation Plan Provisions" and "Definitions" under the heading "Change of Control Arrangements" later in this Proxy Statement). Awards are prorated upon death or qualifying termination of employment.

(2)
The threshold percentage is 25% of the award, the target percentage is 50% of the award, and the maximum percentage is 100% of the award.

RETIREMENT PLANS

        All executive officers participate in the Alliant Pension and Retirement Plan. Their benefits are calculated differently, depending upon whether they ever participated in a predecessor plan. The benefits of Scott S. Meyers and Eric S. Rangen will be calculated using the formula that apply to participants in the Alliant Retirement Plan. The benefits of Paul David Miller, Paul A. Ross, and Nicholas G. Vlahakis will be calculated using the formula that applied to participants in the predecessor Aerospace Pension Plan.

Alliant Retirement Plan

        Prior to April 1, 1992, a participant's accrued benefit under the Retirement Plan was based upon a final average earnings formula identical to that provided under the Honeywell Retirement Benefit Plan in effect at the time of the spin-off of our initial business operations by Honeywell Inc. in September 1990. Effective April 1, 1992, the Retirement Plan was amended to provide benefits based upon a cash balance account established for each participant. Participants in the Retirement Plan as of March 31, 1992 had an initial balance in their account as of April 1, 1992 equal to the present value of the benefits earned under the final average earnings formula as of that date. Newly hired employees start with an account balance of zero.

        Each participant's cash balance account is credited monthly with a percentage of recognized compensation, which is generally their compensation subject to federal income tax withholding. The amount of the percentage increases with length of credited service from 3.5% for newly hired employees to 8.5% for employees with at least 25 years of service. Accounts are credited with an additional percentage on the amount by which recognized compensation exceeds the Social Security wage base. The amount of this additional percentage increases with length of credited service from 3.5% for newly hired employees to 5.5% for employees with at least 10 years of service. Account balances are credited monthly with interest equal to the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. A participant's account balance vests after five years of credited service. At retirement, which may occur at or after age 55, a participant's vested account balance is payable as a monthly annuity or, if retirement occurs at or after age 62, as an optional lump sum payment.

        Participants whose age plus years of credited service equaled 50 as of March 31, 1992, will, upon retirement, have their benefit calculated under the prior final average earnings formula and the new cash balance formula and will receive the higher accrued benefit. The prior final average earnings formula provides a monthly life annuity related to years of credited service, average recognized compensation during the highest consecutive 60 of the last consecutive 120 months of credited service, and the participant's primary Social Security benefit. Participants may retire on or after age 55. Benefits are reduced on an approximately proportionate basis for credited service of less than 30 years. Participants whose age plus years of credited service equal 85 or more may retire on or after age 60 with no reduction in their age 65 benefit, and with a 3/10% reduction in such benefit for each month that retirement precedes age 60.

Aerospace Pension Plan

        The Aerospace Pension Plan covered employees who joined us in connection with the acquisition of Hercules Aerospace Company from Hercules Incorporated, and contains provisions identical to those of the Hercules plan that covered them prior to the acquisition. Retirement benefits under the Aerospace Pension Plan are determined under a final average earnings formula. The formula provides a monthly life annuity related to years of credited service, average recognized compensation during the highest consecutive 60 of the last consecutive 120 months of credited service, and the participant's primary Social Security benefit. Participants may elect to receive up to 51% of their benefit in a lump sum payment. Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 benefit, and with a reduced benefit on or after age 55. Employees who participated in the predecessor Hercules plan since on or before December 31, 1984, may retire with a reduced benefit on or after age 50. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years.

Supplemental Executive Retirement Plan

        Retirement benefits payable from qualified defined benefit plans are limited by the Internal Revenue Code. Amounts payable under the Alliant Pension and Retirement Plan and the Aerospace Pension Plan in excess of those limitations are paid by us under a nonqualified supplemental executive retirement plan, called a SERP. We have established a grantor trust under which we have set aside funds to satisfy certain of our obligations under the SERP. If the funds in the trust are insufficient to pay amounts payable under the SERP, we will pay the deficiency.

Estimated Retirement Benefits

        The following table shows the estimated retirement benefit payable annually as a single life annuity at age 65 to each of the current Named Executive Officers.

Name	Estimated Annual Retirement Benefit
Scott S. Meyers	$55,053	(1)
Paul David Miller	$595,633	(2)
Eric S. Rangen	$136,822
Paul A. Ross	$144,900	(3)
Nicholas G. Vlahakis	$292,222

        These estimated retirement benefits assume currently applicable interest rates, and that the individuals remain employed until age 65 at their fiscal year 2002 compensation level, including an annual incentive bonus equal to either their annual incentive bonus for fiscal year 2002, or their average annual incentive bonus for the three fiscal years ended March 31, 2002, whichever is applicable.

        (1)  This estimated retirement benefit was calculated in accordance with Mr. Meyers' General Release and Separation Agreement as described below under the heading "Other Plans and Agreements with Executive Officers—Separation Agreement" and assumes commencement at age 65.

        (2)  This estimated retirement benefit was calculated in accordance with the terms of his Employment Agreement as described below under the heading "Other Plans and Agreements with Executive Officers—Employment Agreement" and assumes commencement at age 61.

        (3)  In connection with Mr. Ross' promotion to the position of President on April 1, 2002, our Personnel and Compensation Committee credited Mr. Ross with an additional five years and 11 months of deemed service under the SERP. This estimated retirement benefit includes the aggregate amount Mr. Ross would receive under the Aerospace Pension Plan and the SERP for his eight years of actual service and the additional years of deemed service.

CHANGE OF CONTROL ARRANGEMENTS

Income Security Plan

        Our Income Security Plan is intended to secure the continued services, dedication and objectivity of management personnel in the event of a potential change of control, so that they are not hindered or distracted by the resulting personal uncertainties and risks. All executive officers participate in the Income

Security Plan. In the event of a Qualifying Termination, the Income Security Plan, as amended, includes provisions that the participant will receive:

  •
  a lump sum in cash within 30 days after the participant's date of termination equal to three years of the participant's most recent total compensation (base salary, annual incentive bonus calculated as the greatest of expected incentive bonus, target bonus, or three years average of actual incentive bonus received, and the economic value of performance shares at target);

  •
  welfare benefits for three years after the participant's date of termination;

  •
  continuation of applicable executive life insurance benefits for three years following the participant's date of termination;

  •
  legal fees and expenses incurred to receive benefits if we do not pay benefits under the plan;

  •
  reimbursement for outplacement expenses; and

  •
  a gross-up payment necessary to cover any excise taxes payable on benefits received.

        If a participant competes with us during the one-year period following the date of termination, we will stop paying them benefits under the plan. Participants in the Income Security Plan must agree that their future stock awards will not be subject to the change of control provisions of our 1990 Equity Incentive Plan. They agree, instead, that upon a Qualifying Termination unvested stock awards will vest and become exercisable until the earlier of their normal expiration or the expiration of three years from the date of termination.

        We estimate, based upon available fiscal year 2002 information that we can quantify, that if a change of control had occurred on the date of this Proxy Statement, and if the employment of any of the current Named Executive Officers had been terminated on the date of the change of control, they would receive total severance payments (based on current salaries, target bonus and target performance shares) in the following amounts: Paul David Miller, $5,280,000; Eric S. Rangen, $1,492,500; Paul A. Ross, $2,100,000; and Nicholas G. Vlahakis, $1,740,000. Mr. Meyers ceased being eligible for Income Security Plan benefits at the end of fiscal year 2002.

        Because the Income Security Plan provides for some benefits that we cannot calculate at this time (such as welfare benefits), the amounts actually paid would be larger than the above estimates. These estimates also do not include any additional amounts that would be paid to cover the excise taxes referred to above. These excise tax gross-up payments would likely be significant.

        We have established a grantor trust under which we will set aside funds to satisfy our obligations under the Income Security Plan in the event of a change of control, or earlier at the discretion of your Board of Directors.

Executive Compensation Plan Provisions

        Our Management Compensation Plan, under which annual incentive compensation is paid to executive officers, provides for an accelerated incentive payment in the event of a change of control during a performance period. The payment would be pro-rata, based upon the elapsed portion of the performance period, assuming performance that would result in payment of the target incentive fund.

        Under the terms of our 1990 Equity Incentive Plan, upon a change of control, all stock options, whether or not vested, become exercisable, all shares of restricted stock become fully vested, and a pro-rata portion of performance share awards becomes payable. As noted above, these provisions do not apply to participants in our Income Security Plan.

        Non-vested benefits under our 401(k) plans become fully vested immediately upon a change of control. Non-vested benefits of participants in our Pension and Retirement Plan who have their benefits calculated using the Retirement Plan formula will become fully vested immediately upon a change of control.

Definitions

        For purposes of stock grants under our 1990 Equity Incentive Plan prior to August 4, 1998, and the other executive compensation plans referred to above, "change of control" means, subject to some exceptions: an acquisition by any person of beneficial ownership of 20% (35% in the case of grants under our 1990 Equity Incentive Plan on or after May 25, 1994) or more of either our Common Stock or the combined voting power of our then outstanding voting securities; designated changes of more than 50% in the membership of the Board; or stockholder approval of:

  •
  a merger, reorganization or consolidation which results in the ownership by our stockholders of 50% (60% in the case of grants under our 1990 Equity Incentive Plan before May 25, 1994) or less of both the then outstanding common stock, and the combined voting power of the then outstanding voting securities, of the surviving corporation after the transaction;
  •
  a dissolution or liquidation of the Company; or
  •
  a disposition of all or substantially all of our assets.

        Beneficial ownership excludes any shares acquired directly from us under a written agreement with us.

        For purposes of stock grants under our 1990 Equity Incentive Plan on or after August 4, 1998, and our Income Security Plan, the following terms have the following definitions:

        "change of control" means:

  •
  the acquisition of more than 40% of our outstanding voting securities,
  •
  a reorganization, merger or consolidation, or the sale of our assets, that results in our stockholders owning 60% or less of the shares of the surviving company, or
  •
  any other circumstances that the Board determines to be a change of control.

        "cause" means:

  •
  conviction of a felony, or, in certain circumstances, being charged with a felony; or
  •
  a determination by the Board that a participant has defrauded us or, in certain circumstances, committed a material breach of the participant's duties and responsibilities as one of our officers or employees.

        "Qualifying Termination" means:

  •
  termination of employment within three years after a change of control: by us for any reason other than cause or on account of disability; or by the employee upon (1) any reduction in base salary, incentive bonus, or the employee's level of welfare benefits, (2) change of the employee's work location by 50 or more miles, without the employee's consent, and/or a significant change in job responsibilities; or
  •
  termination of employment within one year of a Change Event if: at the request of a third party to negotiations or an agreement with regard to a subsequent change of control; or otherwise in connection with, or in anticipation of, that change of control.

        "Change Event" means:

  •
  designated acquisitions of more than 15% of our voting securities;
  •
  announcement of a third party's intent to acquire us through a tender offer, exchange offer or other unsolicited proposal; or
  •
  designated changes in the majority of the Board.

OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS

Employment Agreement

        On March 30, 2001, the Company entered into an amended and restated employment agreement with Paul David Miller which replaced the existing agreement dated January 1, 1999. Under the new agreement, the term of Mr. Miller's employment extends until March 31, 2003. The employment arrangement with Mr. Miller provides for an annual base salary of $700,000 and an annual incentive bonus of (a) $560,000 if the Company achieves performance goals determined by the Board of Directors or (b) $1,120,000 if the Company achieves a level of performance defined by the Board of Directors to be "outstanding." In addition, the agreement provides for (i) participation in certain long-term incentive programs; (ii) the granting of shares of Common Stock payable at a future date if performance goals are achieved; (iii) participation in employee benefit plans, including long-term life insurance of $1,500,000; (iv) reimbursement for certain expenditures up to $20,000 per year under the Company's flexible perquisite program; (v) financial counseling reimbursement up to $10,000 per year; and (vi) certain relocation expenses.

        In the event (a) Mr. Miller's employment terminates on March 31, 2003 in accordance with the terms of the agreement, (b) the Company terminates Mr. Miller's employment without cause during the term of the agreement, (c) Mr. Miller terminates his employment for good reason, or (d) Mr. Miller's employment terminates as a result of death or disability, Mr. Miller, or his representative, will receive monthly retirement benefits under a non-qualified supplemental employees retirement plan equal to the excess, if any, of 65% of his final average earnings determined by calculating the highest 36 months of base salary and annual cash incentive awards received during the preceding 60 months over the sum of (i) the monthly amount payable under the Aerospace Retirement Plan or other qualified retirement plan and (ii) the monthly amount payable under Mr. Miller's U.S. military retirement or pension plans. If the Company terminates Mr. Miller's employment for cause during the term of the agreement, or Mr. Miller terminates his employment for other than good reason prior to April 1, 2002, the monthly retirement benefits described above are forfeited. If Mr. Miller terminates his employment for other than good reason after March 31, 2002 and prior to the expiration date of the agreement, he will receive the monthly retirement benefits described above. In the event of a "Qualifying Termination" or Mr. Miller's employment is terminated after a "change of control" of the Company, both as defined above in the section entitled "Definitions" under the heading "Change of Control Arrangements", Mr. Miller will receive benefits in accordance with the provisions of the Company's Income Security Plan.

Management Deferred Compensation Plan

        Our Management Deferred Compensation Plan permits participating executive officers to defer receipt of up to 70% of their base salaries and up to 100% of their annual incentive compensation. Deferred amounts accrue returns based upon investment options, one of which is our Common Stock units, selected by the participant. Deferred amounts are always paid in cash, including Common Stock units, which are paid out based upon the market value of our Common Stock at the time of distribution. Payments are generally made following termination of employment, but the plan permits on-demand distributions, which are subject to a 10% penalty, and provides for pre-selected in-service distributions, financial hardship distributions and distributions in the event of total disability.

        Currently, four of the Named Executive Officers participate in this plan. The number of phantom Common Stock units credited to each of their deferral accounts as of March 31, 2002 was as follows: Admiral Miller, 11,052; Mr. Meyers, 1,348; Mr. Ross, 15,466; and Mr. Vlahakis, 6,519. The share numbers have been adjusted to reflect the Company's three-for-two stock dividend paid on June 10, 2002.

Separation Agreement

        On February 23, 2002, the Company entered into a separation agreement with Scott S. Meyers, former President and a former director of the Company, in connection with his resignation from office and from the Board of Directors on March 31, 2002. Under the agreement, the Company agreed to retain Mr. Meyers as an employee of the Company until January 31, 2003, unless Mr. Meyers accepts employment with a third party prior to that date. During this period of employment, Mr. Meyers will receive a monthly base salary of $31,250, will continue to participate in the executive life insurance plan and will be eligible to participate in the Company's employee benefit plans according to the terms and conditions of those plans. Mr. Meyers is no longer a participant in the Company's Income Security Plan, described above, or the annual incentive compensation plan. Stock options, restricted stock and performance shares previously granted to Mr. Meyers will continue to vest through January 31, 2003 (or the date Mr. Meyers resigns, if earlier) in accordance with their terms, and any stock options, shares of restricted stock or performance shares that have not vested by that date will be forfeited. Under the agreement, Mr. Meyers also received a lump sum payment of $30,000 in lieu of outplacement services.

Indemnification Agreements

        We currently have indemnification agreements with our executive officers providing indemnification relating to their service as officers. This indemnification is identical to that described earlier in this Proxy Statement in the section entitled "Indemnification Agreements" under the heading "Compensation of Directors."

STOCKHOLDER RETURN PERFORMANCE GRAPH

        The following graph compares, for the five fiscal years ended March 31, 2002, the cumulative total return for our Common Stock with the comparable cumulative total return of two indexes:

  •
  Standard & Poor's Composite 500 Stock Index, a broad equity market index; and

  •
  Dow Jones Aerospace & Defense Stock Index, a published industry index.

        The graph assumes that on April 1, 1997, $100 was invested in our Common Stock (at the closing price on the previous trading day) and in each of the indexes. The comparison assumes that all dividends, if any, were reinvested. The graph indicates the dollar value of each hypothetical $100 investment as of March 31 in each of the years 1998, 1999, 2000, 2001, and 2002.

Comparison of Five-Year Cumulative Total Return

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK

DESCRIPTION OF THE PROPOSED AMENDMENT

        At present, the Company's Restated Certificate of Incorporation authorizes the issuance of up to 60,000,000 shares of Common Stock of the par value of $.01 each and 5,000,000 shares of Preferred Stock of the par value of $1.00 each. As of June 10, 2002, 38,096,421 shares of Common Stock were issued and outstanding, and the remaining 21,903,579 shares of Common Stock were either authorized but unissued shares or shares held by the Company as treasury stock. Of these unissued shares and treasury stock, approximately 11,125,527 shares were reserved for issuance under the Company's stock incentive and other stock plans. Accordingly, at June 10, 2002, there were approximately 10,778,052 shares of Common Stock available for general corporate purposes. No shares of Preferred Stock have been issued.

        On May 7, 2002, the Board of Directors of the Company determined that it would be in the best interests of the Company and its stockholders to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 90,000,000 shares. The Board of Directors recommends that the stockholders of the Company approve an amendment to Article Fourth of the Company's Restated Certificate of Incorporation to approve the increase in the authorized shares of Common Stock.

        The full text of the proposed amendment is as follows:

        FURTHER RESOLVED, that Article Fourth of the Restated Certificate of Incorporation of the Company be amended to increase the number of shares of Common Stock of the Company from Sixty million (60,000,000) shares to Ninety million (90,000,000) shares, so that the first paragraph of Article Fourth, as amended, will read as follows:

    "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Ninety-five million (95,000,000), of which Five million (5,000,000) shares of the par value of $1.00 each is to be Preferred Stock and Ninety million (90,000,000) shares of the par value of $.01 each is to be Common Stock. Each share of Common Stock shall be entitled to one vote per share at annual and special meetings of stockholders."

PURPOSES AND EFFECTS OF INCREASING THE AUTHORIZED COMMON STOCK

        The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with greater flexibility to issue Common Stock for a variety of corporate purposes, without the delay and expense associated with convening a special stockholders' meeting or soliciting stockholders' consents. These purposes may include effecting future stock splits in the form of stock dividends, raising equity capital, acquiring businesses and assets, adopting additional stock plans or reserving additional shares for issuance under existing plans and under stock plans of acquired companies. Other than shares currently reserved for issuance under the Company's stock incentive and other stock plans, as indicted above, the Board has not authorized the issuance of any additional shares of Common Stock, and there are no current agreements or commitments for the issuance of a material number of additional shares.

        Stockholders' current ownership of Common Stock will not give them automatic rights to purchase any of the additional authorized shares. If the proposed amendment to the Restated Certificate of Incorporation is adopted, the additional authorized shares of Common Stock will be available for issuance from time to time at the discretion of the Board of Directors without further action by the stockholders, except where stockholder approval is required by stock exchange requirements or to obtain favorable tax treatment for certain employee benefit plans. The additional authorized shares would be part of the existing class of the Company's Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Such additional shares of Common Stock would not (and the shares of Common Stock currently outstanding do not) entitle holders thereof to cumulative voting rights.

        Any future issuance of additional authorized shares of Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued.

        Although an increase in the number of authorized shares of Common Stock could, under certain circumstances, be construed as delaying or preventing a change of control of the Company (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Company is not proposing this amendment to the Restated Certificate of Incorporation in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management.

        Article Tenth of the Company's Restated Certificate of Incorporation requires an affirmative vote of not less than a majority of the votes entitled to be cast by holders of all outstanding shares of voting stock, voting together as a single class, excluding voting stock beneficially owned by any interested stockholder for certain business combinations and, therefore, is intended by the Company to have an anti-takeover effect. The Company is not aware of any efforts to accumulate the Company's securities or to obtain control of the Company.

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote as of the record date is required for approval of the amendment to the Company's Restated Certificate of Incorporation.

        Your Board of Directors recommends a vote FOR the approval of the amendment as being in the best interests of the Company and its stockholders.

PROPOSAL 3

APPROVAL OF AMENDMENT NO. 2 TO
ALLIANT TECHSYSTEMS INC. MANAGEMENT COMPENSATION PLAN

PROPOSED AMENDMENTS

        On May 8, 2001, our Board of Directors authorized amendments to the Alliant Techsystems Inc. Management Compensation Plan (the "Plan") to add requisite language to the Plan so that certain compensation paid under the Plan to officers named in the Summary Compensation Table in ATK's Proxy Statement (the "162(m) Employees") would be tax deductible to ATK under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as "performance based compensation." On March 19, 2002, our Board of Directors approved Amendment No. 2 to Alliant Techsystems Inc. Management Compensation Plan (the "Amended and Restated Plan"), which amends and restates the Plan to incorporate the provisions required by Section 162(m) of the Code and (i) to delete the provision regarding an election period for purchases of stock at a discount under the Plan, as such provision is no longer required by the federal securities laws; (ii) to revise the definitions of "Change of Control," "Disability" and "Retirement" to correspond with the definitions of such terms used in ATK's 1990 Equity Incentive Plan and long-term disability and qualified retirement plans; (iii) to revise the definition of "Cause" to be more specific and objective; (iv) to include a provision that requires an employee to work for at least one full calendar quarter in a fiscal year in order to be eligible for award under the Plan; and (v) to generally reorganize and revise, in a non-substantive manner, the Plan to clarify the terms of the Plan and make it consistent with the current administration of the Plan.

        In accordance with the requirements of Section 162(m) of the Code, the Amended and Restated Plan is being presented to the stockholders for their approval. If the stockholders approve the Amended and Restated Plan at the 2002 Annual Meeting of Stockholders to be held on August 6, 2002, it will be retroactively effective as of April 1, 2002.

BACKGROUND AND PURPOSE OF THE AMENDMENTS

        ATK established the Plan effective October 1, 1990, for the benefit of its management employees. The original Plan was approved by Honeywell Inc. as the sole stockholder of the Company in May 1990 in connection with Honeywell's plan to spin-off to its stockholders its Defense and Marine Systems Business. The spin-off became effective in September 1990. Our Board of Directors adopted the Amended and Restated Plan primarily to add provisions to the Plan necessary to allow ATK to deduct from its taxes, in accordance with Section 162(m) of the Code, certain compensation paid under the Plan to any 162(m) Employees. Section 162(m) of the Code prohibits a publicly-held corporation from deducting compensation in excess of $1,000,000 to any 162(m) Employee. Section 162(m) of the Code contains an exception to this prohibition for compensation that is considered to be "performance-based." The changes made to the Plan are intended to comply with the requirements of this performance-based exception so that awards made under the Plan to 162(m) Employees will be deductible to ATK for federal income tax purposes. Other changes made include: (i) eliminating a provision that is no longer required by law; (ii) conforming certain definitions with those found in other ATK benefit plans; (iii) adding a minimum service requirement to be eligible for an award under the Plan; and (iv) reorganizing and revising the terms of the Plan to reflect its current administration. Our Board of Directors believes that the adoption of the Amended and Restated Plan is essential to ATK as it creates a strong and direct link between its performance and the compensation of key management employees.

SUMMARY OF THE AMENDED AND RESTATED PLAN

        The complete text of the Amended and Restated Plan is attached as Appendix A to this Proxy Statement. The following summary of the Amended and Restated Plan is qualified in its entirety by reference to Appendix A.

Purpose

        The primary purpose of the Amended and Restated Plan is to provide incentive compensation to management employees in accordance with ATK's "pay for performance" philosophy by directly relating individual, unit and company-wide performance to compensation in a manner that is equitable internally and competitive with similarly situated companies. The Amended and Restated Plan is also designed to assist ATK in attracting and retaining key employees by providing them with incentive compensation that will encourage the growth of ATK and its subsidiaries.

        The Amended and Restated Plan provides for annual incentive payments to management employees based upon the achievement of Performance Goals (as defined below). In order to conform to the requirements of the performance-based exception under Section 162(m) of the Code, all Performance Goals of 162(m) Employees must be pre-established by the Personnel and Compensation Committee of our Board of Directors, which shall consist of two or more "outside directors" within the meaning of Section 162(m) of the Code (the "Committee").

Eligibility

        Participation in the Amended and Restated Plan is limited to employees of the Company who, during any performance period (which may be any period of six months to one year, as determined by the Committee at its discretion, but generally is ATK's fiscal year), regularly and directly make or influence policy and operational decisions of ATK that significantly affect the financial results and strategic direction of ATK. In general, the Chief Executive Officer of ATK determines which employees are eligible to participate in the Plan for a performance period based upon guidelines established by the Committee. The designation of an employee as an eligible employee ("Eligible Employee") for any performance period is subject to final approval by the Committee. The number of Eligible Employees that participated in the Plan for fiscal year ended March 31, 2002 was 48.

Administration

        The Amended and Restated Plan will be administered by the Committee. For each performance period, the Committee has the exclusive authority to: (a) establish the general guidelines and the budget for the Amended and Restated Plan; (b) establish the guidelines to be employed by the Chief Executive Officer in the selection of Eligible Employees and approve or disapprove the Chief Executive Officer's selection of each Eligible Employee; and (c) certify the extent of the achievement of each Performance Goal for the 162(m) Employees.

        The Committee has discretionary authority to take such actions as may be necessary to carry out the provisions and purposes of the Amended and Restated Plan and to control and manage the operation and administration of the Amended and Restated Plan. Specifically, the Committee has discretionary authority to construe and interpret the Amended and Restated Plan, to supply any omissions in the Amended and Restated Plan, to reconcile and correct any errors or inconsistencies in the Amended and Restated Plan, to decide any questions in the administration and application of the Amended and Restated Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Amended and Restated Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, are not subject to review and are final, binding and conclusive.

        The Committee may delegate certain administration duties to the Chief Executive Officer, Chief Financial Officer, Chief People Officer and any other individual to whom these officers may delegate responsibilities (collectively, "Corporate Management"), except that the Committee may not delegate its duties regarding the establishment and certification of the Performance Goals of 162(m) Employees.

Performance Goals

        "Performance Goals" are the goals established for a participant for a performance period, the achievement of which is a condition for receiving an award under the Amended and Restated Plan. Performance Goals consist of "Organizational Performance Goals," which include Performance Goals for the incentive unit to which the participant is assigned, the incentive group, if any, of which the incentive unit is a part, and ATK as a whole, and "Individual Performance Goals," which are established for the participant for his or her individual performance during the performance period. The Organizational Performance Goals are weighted to reflect the Committee's assessment of the importance of the performance of each of the organizational units in determining the participant's award.

        In the case of a participant who is a 162(m) Employee, all Performance Goals must be pre-established by the Committee, must be objective and must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the goal is attained. A Performance Goal is considered "pre-established" if it is established in writing by the Committee no later than 90 days after the commencement of a performance period, provided that the outcome is substantially uncertain at the time the Committee actually establishes the goal. In no event will a Performance Goal be considered to be pre-established if it is established after 25% of a performance period has elapsed. A Performance Goal is considered "objective" if a third party having knowledge of the relevant facts could determine whether the goal is met. A formula or standard is considered "objective" if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the participant.

        Performance Goals may be based on one or more of the following factors and may be based on attainment of a particular level of, or on a positive change in, a factor: revenue; revenue per employee; net income; earnings per employee; earnings per share; operating income; total shareholder return; earnings before income tax; return on equity; market share; earnings before interest and income tax; before or after tax return on net assets; economic value added; sales; and cash flow.

Calculation of Awards

        A participant's award for a performance period is determined according to a multi-step process. Prior to the beginning of a performance period, the Committee (in the case of participants who are 162(m)

Employees) and Corporate Management (in the case of all other participants): (a) determines the incentive unit to which the participant is assigned and the incentive group, if any, of which the incentive unit is a part for purposes of determining awards; (b) sets both Organizational Performance Goals and Individual Performance Goals for the participant; (c) sets a threshold level (an achievement level below a "target level" and below which no award is payable with respect to a Performance Goal), target level (an achievement level that generally corresponds to 100% of the target award) and outstanding level (an achievement level above the target level that generally corresponds to 200% of the target award) for each Performance Goal and assigns a dollar amount for achievement of the Performance Goal at each level (the dollar amount assigned for achievement of the Performance Goal at the target level is termed the "target award"); and (d) determines the participants' incentive unit's target incentive fund for the performance period by adding together the target awards for all participants in the incentive unit. In the case of a participant who is a 162(m) Employee, the participant's total award if all of his or her Performance Goals are met at the outstanding level for a fiscal year (i.e., the highest total award payable under the Amended and Restated Plan to such participant for a fiscal year) may not exceed the lesser of $2,000,000 or three times the participant's target bonus for such fiscal year.

        Following the close of a performance period, the Committee (in the case of participants who are 162(m) Employees), and Corporate Management (in the case of all other participants): (a) compares the actual performance of each of the organizational units with the unit's Performance Goals for such period and determines the level of achievement for each such Performance Goal; (b) determines the dollar amount of the incentive unit's earned incentive fund by applying the organizational weightings to the achievement levels and multiplying the results by the incentive unit's target incentive fund; (c) determines the participant's incentive unit award percentage for the performance period by dividing the dollar amount of the incentive unit's earned incentive fund by the dollar amount of its target incentive fund for the period; (d) determines the participant's award, if any, for the participant's Organizational Performance Goals by multiplying the participant's organizational performance percentage by the product of his or her cumulative target awards (i.e., the sum of his or her target awards for the performance period) and his or her incentive unit's award percentage; (e) determines the participant's award, if any, for the participant's Individual Performance Goals by determining the level of achievement of each such goal; and (f) in the case of a participant who is a 162(m) Employees, certifies the extent to which the participant has satisfied each of his or her Performance Goals.

Payment of Awards

        A participant's award for a performance period is paid within 60 days following the close of the performance period. A participant may elect, however, to defer some or all of his or her award under, and subject to, the terms of the Alliant Techsystems Inc. Management Deferred Compensation Plan.

        Payment of an award is in the form of a lump sum in either cash, stock of ATK or a combination thereof, as the Committee determines in its sole discretion. With respect to any payment in the form of stock of ATK, the number of shares distributed to the participant will be equal to the cash that would have been distributed to the participant (but for the Committee's election to pay the award in stock) divided by the fair market value of the stock determined as of the day before the date the amount of the award is approved by the Committee. An aggregate of 250,000 shares of Stock has been reserved for issuance under the Plan. This number of shares was authorized under the Plan when it was initially adopted in 1990. Shares of stock held in treasury shares by the Company or authorized but unissued shares may be issued under the Plan. The Committee may, in its discretion, with respect to all or any part of the cash portion of any award, permit participants to use their cash award to acquire stock of ATK on the date such cash award would otherwise be payable, at a price specified by the Committee, which price may be no less than 85% of fair market value as of the day before the date the amount of the award is approved by the Committee.

        In general, a participant must be employed on the last day of a performance period in order to receive an award under the Plan for that period. There is an exception to this rule for participants who terminate employment during a performance period due to death, retirement, or disability, or who are involuntarily terminated for reasons other than cause or are demoted. Under these circumstances, the participants are entitled to a pro rata portion of the award they would have received had they remained eligible to participate throughout the entire performance period. In no event will a participant be eligible to receive an award for a performance period, however, unless the participant is employed by ATK for at least one entire calendar quarter during a performance period, except as set forth in the next paragraph.

        If there is a change of control of ATK, each participant will receive a pro rata portion of the award he or she would have received under the Plan for the performance period if all of his or her Performance Goals were satisfied at the target level. The pro rata portion is determined based on the proportion of the performance period that has elapsed as of the date of the change of control.

Amendment, Cancellation or Termination of the Amended and Restated Plan

        Our Board of Directors may amend, cancel or terminate the Amended and Restated Plan at any time and any such amendment, cancellation or termination may be retroactively effective, except that no amendment, cancellation or termination may adversely affect an award earned under the Amended and Restated Plan for any performance period completed before adoption of the amendment, cancellation or termination. Stockholder approval of an amendment to the Amended and Restated Plan will be required to the extent required by applicable law or national securities exchange regulations.

FEDERAL INCOME TAX CONSEQUENCES

        Except with respect to an award that a participant elects to defer under the Alliant Techsystems Inc. Management Deferred Compensation Plan, as described above, all awards under the Plan will be considered compensation income to the participants, subject to federal income tax in the year they are paid, and deductible to ATK for federal income tax purposes at such time to they extent they are considered reasonable compensation.

NEW PLAN BENEFITS

        Under the Amended and Restated Plan, if (i) the Company achieves 110 percent of target performance objectives and its quarterly cash flow goals, (ii) each participant in the Amended and Restated Plan remains employed by the Company through fiscal year 2003 at salary levels in effect as of March 31, 2002 and (iii) no new participants are added to the Amended and Restated Plan during fiscal year 2003, then the amounts that will be received by the participants in the Amended and Restated Plan for fiscal year 2003 are as follows:

Name and Position	Dollar Amounts (1)
Paul David Miller, Chairman and Chief Executive Officer	$616,000
Scott S. Meyers(2)	$-0-
Eric S. Rangen, Vice President and Chief Financial Officer	$145,750
Paul A. Ross, President	$247,500
Nicholas G. Vlahakis, Senior Vice President and Chief Operating Officer	$231,000
All current executive officers	$2,236,355
All current non-employee directors	$-0-
All employees who are not executive officers	$1,840,300

(1)
Based on achieving 110% of target, plus an additional 10% amount for achieving quarterly cash-flow goals.
(2)
Mr. Meyers resigned as an officer and director of the Company effective March 31, 2002, and is not a participant in the Amended and Restated Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of June 10, 2002, including the Alliant Techsystems Inc. 1990 Equity Incentive Plan, the 1997 Employee Stock Purchase Plan, the Non-Employee Director Restricted Stock Plan, the Management Compensation Plan, and the 2000 Stock Incentive Plan, all as may be amended or restated as of June 10, 2002.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
1990 Equity Incentive Plan	1,343,522	$27.2879	1,292,151	(1)
1997 Employee Stock Purchase Plan	-0-	N/A	913,004	(2)
Non-Employee Director Restricted Stock Plan	-0-	N/A	60,750	(3)
Management Compensation Plan	-0-	N/A	103,765	(4)
Equity compensation plans not approved by security holders
2000 Stock Incentive Plan	727,996	$31.8241	80,883	(5)
Total	2,071,518	N/A	2,450,553

(1)
Includes 265,500 shares reserved for issuance in connection with grants of performance share awards, which shares will be issued only if specified performance targets are achieved. Under the plan, no more than 843,750 shares may be issued in connection with awards of performance shares.
(2)
Shares are issued based on employees' elections to participate in the plan.
(3)
Shares available for awards of restricted stock in accordance with the terms of the plan.
(4)
Shares may be issued under the plan in payment of annual incentive compensation.
(5)
Includes 51,182 shares reserved for issuance in connection with grants of performance share awards, which shares will be issued only if specified performance targets are achieved. The plan permits the issuance of restricted stock, as determined in the discretion of the Board of Directors or the Personnel and Compensation Committee.

2000 Stock Incentive Plan, As Amended and Restated

        The 2000 Plan was adopted by the Board of Directors effective as of March 21, 2000. The 2000 Plan has not been approved by ATK's stockholders. The Board of Directors may amend, alter, suspend, discontinue or terminate the 2000 Plan at any time.

        Number of Shares Subject to the 2000 Plan.    The 2000 Plan currently reserves for issuance up to 1,192,500 shares of ATK common stock. This number of shares reflects adjustments made to the amounts authorized by the Board of Directors as a result of the three-for-two stock dividends paid on November 10, 2000, September 7, 2001 and June 10, 2002. The maximum number of shares available may be adjusted to reflect any future stock dividends, stock splits, recapitalizations, mergers, consolidations or other similar changes.

        Eligibility for Participation.    Officers and directors of ATK are not eligible to participate in the 2000 Plan. However, certain officers hold awards under the 2000 Plan which were granted to them prior to their election to office. All other employees, consultants and independent contractors providing services to ATK or its affiliates are eligible to receive awards under the 2000 Plan.

        Plan Administration.    The 2000 Plan is administered by the Personnel and Compensation Committee of the Board of Directors. The Committee designates the participants who will receive awards, determines the types and amounts of awards granted, and determines the terms and conditions of awards granted, subject to the provisions of the 2000 Plan.

        Types of Awards.    Stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards may be granted under the 2000 Plan. As of June 10, 2002, we had granted stock options to purchase 877,976 shares of ATK common stock, 199,119 shares of restricted stock and no restricted stock units under the 2000 Plan. As of June 10, 2002, we had also reserved up to 67,800 shares for issuance in connection with grants of performance awards under the 2000 Plan, which shares will be issued if the specified performance targets are achieved. No stock appreciation rights have been granted under the 2000 Plan.

        Terms of Stock Options.    Only non-qualified stock options may be granted under the 2000 Plan. The options do not meet the requirements of Section 422 of the Internal Revenue Code for incentive stock options. The exercise price of options granted under the 2000 Plan may not be less than the fair market value of a share of ATK common stock on the date of grant, unless the option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with ATK. Options granted under the Plan generally vest in three equal annual installments and have a term of 10 years. Options may vest immediately in the event of a change in control of ATK or in the event of a participant's death, disability or retirement. If an option holder's employment terminates, the option remains exercisable for a fixed period of time, as determined by the Personnel and Compensation Committee, up to the remainder of the option's term. Payment of the exercise price of an option may be made in cash or in shares of ATK common stock previously acquired by the option holder.

        The Personnel and Compensation Committee may provide that any option granted under the 2000 Plan contain a reload option feature. If an option containing this feature is exercised using shares of ATK common stock already owned by the option holder, or if shares of ATK common stock are tendered by the option holder or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an option, the option holder would receive an additional option for a number of shares equal to the number of shares tendered or withheld. The exercise price of this reload option would be equal to the fair market value of ATK common stock on the date the reload option is granted.

        Terms of Restricted Stock and Restricted Stock Units.    Restrictions on awards of restricted stock and restricted stock units may not lapse within one year after the date of grant for awards granted in recognition of past performance, and within three years after the date of grant for awards granted in all other cases. However, the Personnel and Compensation Committee may permit restrictions to lapse at a rate of up to one-third of the amount of the award per year on the first two anniversary dates of the grant. Upon termination of employment during the restriction period, all shares of restricted stock and all restricted stock units held by a participant will be forfeited and reacquired by ATK, unless the Committee determines otherwise.

        Term of the Plan.    The original term of the Plan was one year. However, the Board of Directors has amended the Plan each year to extend the one-year term for an additional year. The 2000 Plan currently terminates on January 31, 2003. However, awards granted under the 2000 Plan prior to that date will remain outstanding after that date according to their terms.

        Your Board of Directors recommends a vote FOR approval of the Amended and Restated Management Compensation Plan.

AUDIT COMMITTEE REPORT

        Our Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange, and all meet the financial requirements articulated therein. The Audit Committee operates under a written charter adopted by our Board on January 25, 2000. The Audit Committee recommends and our Board appoints our independent accountants.

        Management is responsible for our Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

        Our independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

        The Audit Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountant's independence.

        Based upon the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed with the Securities and Exchange Commission.

Audit and Finance Committee

Thomas L. Gossage, Chair
Gilbert F. Decker
David E. Jeremiah
Robert W. RisCassi

Audit and Consulting Fees Paid to Principal Auditor

        Deloitte & Touche LLP acts as the principal auditor for ATK and also provides certain consulting services.

Audit Fees

        Audit fees billed or expected to be billed to ATK by Deloitte & Touche LLP for the audit of ATK's financial statements for the fiscal year ended March 31, 2002 and for reviews of ATK's financial statements included in ATK's quarterly reports on Form 10-Q for the last fiscal year totaled $520,000.

Financial Information Systems Design and Implementation Fees

        No fees were billed or are expected to be billed to ATK by Deloitte & Touche LLP for services provided during the last fiscal year for the design and implementation of financial information systems.

All Other Fees

        Other fees billed or expected to be billed by Deloitte & Touche LLP include $734,000 for services provided during the last fiscal year in connection with acquisitions and divestitures, SEC registration statements, benefit plan audits, and other accounting and auditing services, and $4,041,000 for tax services provided during the last fiscal year, including tax consulting and tax return preparation.

PROPOSAL 4

RATIFICATION OF
SELECTION OF INDEPENDENT ACCOUNTANTS

        Your Board of Directors has selected Deloitte & Touche LLP as independent accountants to audit our consolidated books and accounts for the fiscal year ending March 31, 2003. This selection, which was made upon the recommendation of the Board's Audit Committee, is subject to ratification by the stockholders. Deloitte & Touche LLP were the independent accountants for the portion of our business that was owned by Honeywell Inc. prior to the spin-off, and have been our independent accountants since the spin-off. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

        Your Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as independent accountants.

PROPOSAL 5

STOCKHOLDER PROPOSAL

        Ten stockholders, who claim to be the beneficial owners of a total of 2,089.5(1) shares of our Common Stock, have each submitted the following proposal for consideration by the stockholders at the Annual Meeting. The names and addresses of the proponents and the number of shares of Common Stock claimed to be owned by each of them are set forth on Appendix B to this Proxy Statement.

PROPOSAL

        WHEREAS the U.S. exports weapons and related military services through foreign military sales (government-to-government), direct commercial weapons sales (U.S. companies to foreign buyers), equipment leases, transfers of excess defense articles, and emergency drawdowns of weaponry.

        In 2000, U.S. arms transfer agreements worldwide were valued at nearly $18.6 billion; agreements with developing nations were $12.6 billion. International arms deliveries were valued at nearly $14.2 billion, with deliveries to developing nations amounting to $8.7 billion. U.S. commercial arms deliveries were valued at $476 million worldwide, with $86 million in such deliveries to developing nations. (Congressional Research Service, Report for Congress, "Conventional Arms Transfers to Developing Nations," 1993-2000, 8/16/2001).

        Several recent times that the U.S. sent troops into combat in significant numbers (e.g., Panama, Somalia, Afghanistan), they faced adversaries that had previously received U.S. weapons or military technology.

        In FY 2000 Alliant Techsystems ranked 26th among Department of Defense contractors with awards of more than $455 million.

        Alliant's Form 10-K reports export sales to unaffiliated customers were $93.5 million for its fiscal year 2001. Alliant also reported U.S. Government sales, including sales to U.S. Government prime contractors, for FY 2001 were $872,813. During FY 2001, approximately 76 percent of sales were derived from contracts with the U.S. Government or U.S. Government prime contractors. Approximately 45% of FY 2001 net sales were derived from prime contractor activities; approximately 55% from subcontractor activities. Approximately 42% of such sales were derived from business with the U.S. Army, 19% from the U.S. Air Force, 10% from the U.S. Navy, and 29% from other government, commercial and international sources.

        Among products, components and services which ATK offers are: medium- and large-caliber ammunition, munitions propellants, tactical missile propulsion systems, warheads for Maverick and AMRAAM missile systems; composite structures for weapons systems, military and commercial aircraft and spacecraft; infrared decoy flares, commercial gun powder; solid rock propulsion systems for space and strategic applications (including the Trident II Fleet Ballistic Missile solid propulsion system); tactical weapons systems, air-delivered munitions, battlefield management systems, unmanned aerial vehicles, antitank and demolition systems, fuzes, electronic warfare and test equipment systems, and shoulder-fired weapons systems.

        RESOLVED: Shareholders request that the Board of Directors provide within six months of the annual meeting, a comprehensive report (at reasonable cost and omitting proprietary and classified information) on Alliant Techsystems' foreign sales of weapons-related products and services, including offset agreements.

SUPPORTING STATEMENT

        We believe with the American Red Cross that "the greater the availability of arms, the greater the violations of human rights and international humanitarian law."

        Therefore, it is reasonable that the report include:

  1.
  Processes used to determine and promote foreign sales;

  2.
  Procedures used to negotiate foreign arms sales, both government-to-government and direct commercial sales, and to determine the percentage of sales for each category;

  3.
  Categories of military equipment or components exported for the past three years, with as much statistical information as permissible; contracts for servicing/maintaining equipment; offset agreements; and licensing and/or co-production with foreign governments.

(1)
The share numbers have been adjusted to reflect the Company's three-for-two stock dividend paid on June 10, 2002.

BOARD OF DIRECTORS STATEMENT
IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

        Your Board of Directors recommends a vote AGAINST the above stockholder proposal.

        Our business includes the development and production of products under contracts with the U.S. Department of Defense. These products are deemed appropriate and necessary for the defense and national security of the United States by the Department of Defense and the U.S. Congress, which authorizes the funds for the acquisition of these products. Products cannot be sold to allies of the United States without the approval of the U.S. government, which requires that we secure an export license prior to the sale. As a result, sales of these products to nations deemed hostile or belligerent by the U.S. government are not permitted. We support these stringent controls on international sales and comply with them.

        The above stockholder proposal requests that your Board of Directors provide a comprehensive report on our foreign sales of weapons-related products and services. However, it is apparent from the proposal itself-which contains detailed data about our foreign sales and products-that we already provide extensive information in this regard. We believe that it is not in our best interest, or in your best interest as stockholders, to provide additional detail about the Company's foreign sales of weapons-related products and services, including offset agreements, that might ultimately benefit our competitors.

        Reasonable people may disagree about the advisability of selling specific products to specific foreign countries. However, we believe that our Proxy Statement and Annual Meeting are not proper forums for this debate. Views on this issue are better addressed to the U.S. government, which has determined as a matter of foreign policy that it is in the best interest of the United States to support friendly and allied nations by selling approved military products to those nations.

ADDITIONAL INFORMATION

FUTURE STOCKHOLDER PROPOSALS

        We currently expect to hold our 2003 annual meeting on August 5, 2003. Our By-Laws contain specific requirements that must be complied with by stockholders who wish to present proposals or nominate a candidate for election as a director at an annual meeting of stockholders. We call these requirements "advance notice provisions." Some of these requirements are summarized below. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

Stockholder Proposals Intended to be Included in Our Proxy Statement; Voting on Proxy Statement Proposals

        If you would like to submit a proposal for us to include in the proxy statement for our 2003 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by March 7, 2003. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

Other Stockholder Proposals; Discretionary Voting on Other Stockholder Proposals

        If you would like to present a proposal at our 2003 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our By-Laws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than April 6, 2003, and no later than May 6, 2003. If we receive an eligible proposal that is not included in our proxy statement, the persons named in our proxy for the 2003 annual meeting will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934.

Stockholder Director Nominations

        If you would like to nominate a person for election as a director at our 2003 annual meeting, you must comply with the advance notice provisions of our By-Laws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than April 6, 2003, and no later than May 6, 2003.

General Information

        If the presiding officer at the 2003 annual meeting determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our By-Laws, the proposal or nomination will be ruled out of order and not acted upon.

        The above information is only a summary of some of the requirements of the advance notice provisions of our By-Laws. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Our directors and executive officers, and any person who owns more than ten percent of our Common Stock, must file reports with the Securities and Exchange Commission indicating the number of shares of our Common Stock (and derivative securities) they beneficially owned when they became directors, executive officers or ten percent stockholders. They must file similar reports indicating any changes in their beneficial ownership of these securities. Copies of these reports must also be provided to us. Based upon our review of these reports from the persons required to file them, we believe that all required reports were timely filed during fiscal year 2002, except that John Picek, an executive officer of ATK, filed a late Form 3, and one transaction by Mr. Vlahakis, an executive officer of ATK, was not timely reported.

By Order of the Board of Directors,

Perri A. Hite
Secretary

July 5, 2002

APPENDIX A

Alliant Techsystems Inc.
Management Compensation Plan
(as restated effective April 1, 2002)

  Article I.    Establishment and Purpose of Plan

        Alliant Techsystems Inc., a Delaware corporation (the "Company"), previously established the Alliant Techsystems Inc. Management Compensation Plan (the "Plan") effective October 1, 1990, for the benefit of its management employees. The Plan has been amended from time to time. The Company hereby amends and restates the Plan in its entirety as set forth herein, effective April 1, 2002 (the "Restatement Effective Date"), subject to the approval of the stockholder of the Company, to incorporate such amendments and to clarify its terms.

        The purpose of the Plan is to provide incentive compensation to management employees in accordance with the Company's "pay for performance" philosophy by directly relating individual, unit and Company-wide performance to compensation in a manner that is equitable internally and competitive with similarly situated companies.

        The Plan provides for annual incentive payments to management employees based upon the achievement of pre-established performance goals. Incentive compensation payable under the Plan is intended to be deductible by the Company in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  Article II.    Definitions

        For purposes of the Plan, unless the context otherwise requires, the following terms shall have the meaning set forth below.

        2.1  "Award" means an award of incentive compensation under the Plan to a Participant in accordance with the terms set forth herein.

        2.2  "Award Percentage," for an Incentive Unit for any Performance Period means the percentage derived from dividing the dollar amount of the Incentive Unit's Earned Incentive Fund by the Incentive Unit's Target Incentive Fund for such Performance Period. In general, an Incentive Unit's Award Percentage may not exceed two hundred percent (200%). However, the Committee in its discretion may approve an Award Percentage of up to three hundred percent (300%).

        2.3  "Base Salary" of a Participant for a Performance Period, means the Participant's basic annual salary, exclusive of any bonus, incentive plan payment, pension or other Company-paid benefit and all other items of extraordinary compensation, but shall include for purposes of this Plan: (a) the amount of any reduction in Base Salary to which a Participant has agreed as part of any plan of the Company to use the amount of such reduction to purchase benefits under a cafeteria plan under Code Section 125, a transportation fringe benefit plan under Code Section 132(f), or in connection with any qualified cash or deferred arrangement under Code Section 401(k); (b) payments made to the Participant under the Company's salary continuance plan for absence due to illness, injury, or approved medical leave of absence; and (c) any Participant payments by salary reduction or its equivalent to a Company-sponsored nonqualified deferred compensation plan.

        2.4  "Board" means the Board of Directors of the Company as constituted at the relevant time.

        2.5  "CEO" means the Company's Chief Executive Officer at the relevant time.

        2.6  "Change Event" means:

          (a)  the acquisition after the Restatement Effective Date by any "person" or group of persons (a "Person"), as such terms are used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)) of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company directly or indirectly representing fifteen percent (15%) or more of the total number of shares of the Company's then outstanding Voting Securities (excluding the sale or issuance of such securities directly by the Company, or where the acquisition of such securities is made by such Person from five (5) or fewer shareholders in a transaction or transactions approved in advance by the Board);

          (b)  the public announcement by any Person of an intention to acquire the Company through a tender offer, exchange offer or other unsolicited proposal; or

          (c)  the individuals who, as of the Restatement Effective Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that if the nomination for election of any new director was approved by a vote of a majority of the Incumbent Board, such new director shall, for purposes of this definition, be considered a member of the Incumbent Board.

        2.7  "Change of Control" means:

          (a)  the acquisition by any Person (other than the Company or a Subsidiary, or any Company employee benefit plan (including its trustee)) of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing, directly or indirectly, more than fifty percent (50%) of the total number of shares of the Company's then outstanding Voting Securities;

          (b)  consummation of a reorganization, merger or consolidation of the Company, or the sale or other disposition of all or substantially all of the Company's assets (a "Business Combination"), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners of the total number of shares of the Company's outstanding Voting Securities immediately prior to both: (i) such Business Combination; and (ii) any Change Event occurring within twelve (12) months prior to such Business Combination, beneficially own, directly or indirectly, more than fifty percent (50%) of the total number of shares of the outstanding Voting Securities of the resulting corporation, or the acquiring corporation, as the case may be, immediately following such Business Combination (including, without limitation, the outstanding Voting Securities of any corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the total number of shares of the Company's outstanding Voting Securities; or

          (c)  any other circumstances (whether or not following a "Change Event") which the Board determines to be a Change of Control for purposes of this Plan after giving due consideration to the nature of the circumstances then represented and the purposes of this Plan. Any such determination made by the Board shall be irrevocable except by vote of a majority of the members of the Board who voted in favor of making such determination.

        For purposes of this definition, a "Change of Control" shall not result from any transaction precipitated by the Company's insolvency, appointment of a conservator or determination by a regulatory agency that the Company is insolvent.

        2.8  "Code" means the Internal Revenue Code of 1986, as amended.

        2.9  "Committee" means the Personnel and Compensation Committee of the Board, as constituted at the relevant time, which shall consist of two or more "outside directors" within the meaning of Section 162(m) of the Code.

        2.10 "Company" means Alliant Techsystems Inc., a Delaware corporation.

        2.11 "Corporate Management" means the Company's Chief Executive Officer, Chief Financial Officer, Chief People Officer, and any other individual to whom these officers may delegate responsibilities under the Plan from time to time.

        2.12 "Disability or Disabled," with respect to a Participant, means that the Participant satisfies the requirements to receive disability benefits under the Company-sponsored long-term disability plan in which the Participant participates without regard to any waiting periods. A Participant shall not be considered to be "Disabled" unless the Participant furnishes proof of the Disability to the Company in such form and manner as the Company may require.

        2.13 "Early Retirement Date," of a Participant, means the date (prior to the date on which the Participant reaches his or her Normal Retirement Date), on which the Participant has satisfied all of the requirements to begin receiving benefits under the Company-sponsored qualified defined benefit plan in which he or she participates.

        2.14 "Earned Incentive Fund," of an Incentive Unit for a Performance Period is the dollar amount determined by applying the Incentive Unit's weighted average organizational performance percentage, using the organizational weightings described in Section 5.1(b) and the achievement levels for the Organizational Performance Goals described in Section 5.1(c) and (d), to the Incentive Unit's Target Incentive Fund.

        2.15 "Eligible Employee," for any Performance Period, means an employee of the Company who, during such period, regularly and directly makes or influences policy and operational decisions of the Company that significantly affect the financial results and strategic direction of the Company, as determined by the CEO according to guidelines established by the Committee. The designation of an employee as an Eligible Employee for any Performance Period shall be subject to final approval by the Committee.

        2.16 "Exchange Act" means the Securities Exchange Act of 1934.

        2.17 "Fair Market Value," of a share of Stock as of any date means the closing price of the Stock as reported on the New York Stock Exchange Composite Tape for such date, or if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale.

        2.18 "Fiscal Year" means the Company's fiscal year, i.e., April 1 through March 31.

        2.19 "Incentive Group," with respect to an Incentive Unit, means the business group, if any, of which the Incentive Unit is a part, as specified by the Committee from time to time.

        2.20 "Incentive Unit" means the Company, or a part thereof (e.g., limited liability company, business group, or major corporate staff department), as specified by the Committee from time to time.

        2.21 "Individual Performance Percentage" means the percentage remaining when the Organizational Performance Percentage is subtracted from 100%.

        2.22 "Normal Retirement Date," of a Participant, means the date on which the Participant has reached the age of sixty-five (65).

        2.23 "162(m) Employee," for any Fiscal Year, means an employee of the Company who, as the close of the Fiscal Year, is: (a) the CEO (or an individual acting in such capacity); or (b) among the four highest compensated officers of the Company (other than the CEO). Whether an employee is the CEO or one of the four highest compensated officers of the Company is determined pursuant to the executive compensation rules of the Exchange Act.

        2.24 "Organizational Performance Percentage" is the percentage applied to the Earned Incentive Fund for an Incentive Unit for a Performance Period in order to determine the amount of the Earned Incentive Fund that will be allocated to Participants for the achievement of Organizational Performance Goals. The

Committee, in its discretion, will determine the Organizational Performance Percentage for an Incentive Unit for a Performance Period prior to the beginning of the Performance Period. Such percentage may vary from Incentive Unit to Incentive Unit.

        2.25 "Organizational Performance Goal" has the meaning set forth in Section 5.1(b).

        2.26 "Outstanding Level," of a Performance Goal for a Performance Period, is an achievement level above the Target Level for such goal, as specified by the Committee at the time the Target Level is established, which generally corresponds to 200% of a Participant's Target Award.

        2.27 "Participant," in the Plan for any Performance Period, means an Eligible Employee who for such Performance Period has: (a) been approved for participation in the Plan by the Committee; (b) satisfied the participation requirements set forth in Article IV; and (c) commenced participation in the Plan.

        2.28 "Performance Goals," of a Participant for a Performance Period, are the goals established for the Participant for the Performance Period, the achievement of which is a condition for receiving an Award under the Plan. A Participant's Performance Goals consist of the Organizational Performance Goals applicable for the Incentive Unit to which the Participant is assigned and the Individual Performance Goals established for the Participant for his or her individual performance during the Performance Period.

        In the case of a Participant who is a 162(m) Employee, all Performance Goals must be pre-established by the Committee, must be objective, and must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the goal is attained. A Performance Goal is considered "pre-established" for purposes of this paragraph if it is established in writing by the Committee no later than ninety (90) days after the commencement of a Performance Period, provided that the outcome is substantially uncertain at the time the Committee actually establishes the goal. However, in no event will a Performance Goal be considered to be pre-established if it is established after twenty-five percent (25%) of a Performance Period has elapsed. A Performance Goal is considered "objective" if a third party having knowledge of the relevant facts could determine whether the goal is met. A formula or standard is considered "objective" if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant.

        Performance goals may be based on one or more of the following factors and may be based on attainment of a particular level of, or on a positive change in, a factor:

  (a)
  revenue;

  (b)
  revenue per employee;

  (c)
  net income;

  (d)
  earnings per employee;

  (e)
  earnings per share;

  (f)
  operating income;

  (g)
  total shareholder return;

  (h)
  earnings before income tax;

  (i)
  return on equity

  (j)
  market share;

  (k)
  earnings before interest and income tax;

  (l)
  before or after tax return on net assets;

  (m)
  economic value added;

  (n)
  sales; and

  (o)
  cash flow

        2.29 "Performance Period" means, generally, the Fiscal Year. However, the Committee may, its discretion, designate a shorter period. In no event, however, shall a Performance Period be less than six (6) months.

        2.30 "Retirement," of a Participant, means the Participant's termination of employment with the Company on or after the Participant's Early Retirement Date or Normal Retirement Date.

        2.31 "Stock" means the common stock of the Company, par value on cent ($.01).

        2.32 "Subsidiary" means a corporation defined in Section 424(f) of the Code.

        2.33 "Target Award," with respect to a Performance Goal, is the dollar amount assigned for achievement of the goal at the Target Level pursuant to Section 5.1(c).

        2.34 "Target Incentive Fund," of an Incentive Unit for a Performance Period, is the dollar amount determined by adding together the Target Awards of each Participant assigned to the Incentive Unit for the Performance Period.

        2.35 "Target Level," of a Performance Goal for a Performance Period, is a level of achievement for that goal, as specified by the Committee prior to the beginning of the Performance Period, which generally corresponds to one hundred percent (100%) of the Target Award.

        2.36 "Threshold Level," of a Performance Goal for a Performance Period, is a level of achievement below the Target Level of such goal and below which no Award is payable with respect to the Performance Goal, as specified by the Committee at the time the Target Level is established.

        2.37 "Voting Securities" means any shares of the capital stock or other securities of the Company that are generally entitled to vote in elections for directors.

  Article III.    Administration of the Plan

        3.1    Committee's Authority.    The Plan shall be administered by the Committee. For each Performance Period, the Committee shall have exclusive authority to: (a) establish the general guidelines for the Plan (including designating the Incentive Units and Incentive Groups) and the budget for the Plan; (b) establish the guidelines to be employed by the CEO in the selection of Eligible Employees and approve or disapprove the CEO's selection of each Eligible Employee; and (c) certify the extent of the achievement of each Performance Goal for each Participant who is a 162(m) Employee.

        3.2    Committee Action.    A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

        3.3    Committee's Powers.    The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

        In construing the Plan and in exercising its power under provisions requiring the Committee's approval, the Committee shall attempt to ascertain the purpose of the provisions in question and when the purpose is known or reasonably ascertainable, the purpose shall be given effect to the extent feasible. The Committee shall have all powers necessary or appropriate to accomplish its duties under the Plan including, but not limited to, the power and duty to:

          (a)  maintain complete and accurate records of all Plan transactions, contributions, and distributions. The Committee shall maintain the books of accounts, records, and other data in the manner necessary for proper administration of the Plan;

          (b)  adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules and regulations are not inconsistent with the terms of the Plan as set forth herein. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances;

          (c)  enforce the terms of the Plan and the rules and regulations it adopts;

          (d)  review claims and render decisions on claims for benefits under the Plan;

          (e)  furnish the Company or the Participants, upon request, with information that the Company or the Participants may require for tax or other purposes;

          (f)    employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee considers necessary or desirable in connection with its duties hereunder; and

          (g)  perform any and all other acts necessary or appropriate for the proper management and administration of the Plan.

        The Committee may from time to time in its discretion delegate certain Plan administration duties to the Corporate Management, except that the Committee may not delegate its duties regarding the establishment and certification of the Performance Goals of Participants who are 162(m) Employees.

  IV.    Eligibility to Participate

        Participation in the Plan is limited to Eligible Employees. Prior to each Performance Period, the CEO shall determine which employees are Eligible Employees for the Performance Period. In making such determination, the CEO shall follow the guidelines established by the Committee for the selection of Eligible Employees. The Committee has final authority to approve or disapprove the CEO's selection of any Eligible Employee. An Eligible Employee shall become a Participant only upon his or her approval by the Committee and his or her compliance with such terms and conditions as the Committee may from time to time establish for the implementation of the Plan.

  V.    Calculation of Awards

        A Participant's Award for a Performance Period is determined according to the following multi-step process:

        5.1  Prior to the beginning of a Performance Period, the Committee (in the case of Participants who are 162(m) Employees) and Corporate Management (in the case of all other Participants):

          (a)  Determines the Incentive Unit to which the Participant is assigned and the Incentive Group, if any, of which the Incentive Unit is a part for purposes of determining Awards;

          (b)  Sets both Organizational and Individual Performance Goals for the Participant. The Organizational Performance Goals for a Participant consist of Performance Goals for the Incentive Unit to which the Participant is assigned, the Incentive Group, if any, of which the Incentive Unit is a part, and the Company as a whole, and are weighted depending on the Committee's assessment of the importance of the performance of each such unit in determining the Participant's Award.

          (c)  Sets a Threshold, Target, and Outstanding Level for each Performance Goal and assigns a dollar amount for achievement of the Performance Goal at each level. (The dollar amount assigned for achievement of the Performance Goal at the Target Level is termed the "Target Award.") The Committee may set a Performance Goal above the Outstanding Level and approve a payment above two hundred percent (200%) of Target to a maximum of three hundred percent (300%) of Target. In the case of a Participant who is a 162(m) Employee, the Participant's total Award if all of his or her Performance Goals were met at the Outstanding Level for a Fiscal Year (i.e., the highest total Award payable under the Plan to such Participant for a Fiscal Year) may not exceed the lesser of $2,000,000 or three (3) times the Participant's target bonus for such Fiscal Year.

          (d)  Determines the Participant's Incentive Unit's Target Incentive Fund for the Performance Period by adding together the Target Awards for each Participant in the Incentive Unit.

        5.2  Following the close of a Performance Period, the Committee (in the case of Participants who are 162(m) Employees), and Corporate Management (in the case of all other Participants):

          (a)  Compares the actual performance of each of the organizational units for which Organizational Performance Goals were established for the Participant pursuant to Section 5.1(b) for the Performance Period, with the unit's Performance Goals for such period and determines the level of achievement for each such Performance Goal.

          (b)  Determines the dollar amount of the Incentive Unit's Earned Incentive Fund by applying the organizational weightings described in Section 5.1(b) to the achievement levels in 5.1(c) and multiplying the results by the Incentive Unit's Target Incentive Fund determined pursuant to Section 5.1(d).

          (c)  Determines the Participant's Incentive Unit Award Percentage for the Performance Period by dividing the dollar amount of the Incentive Unit's Earned Incentive Fund by the dollar amount of its Target Incentive Fund for such period.

          (d)  Determines the Participant's Award, if any, for the Participant's Organizational Performance Goals by multiplying the Participant's Organizational Performance Percentage by the product of his or her cumulative Target Awards (i.e., the sum of his or her Target Awards for the Performance Period) and his or her Incentive Unit's Award Percentage.

          (e)  Determines the Participant's Award, if any, for the Participant's Individual Performance Goals by determining the level of achievement of each such goal. In general, the amount allocated to each Participant will be the amount pre-established (when the Performance Goals were established) for achievement of the Participant's Individual Performance Goals at the Threshold, Target and Outstanding Levels. However, at the discretion of the Committee, this amount may be increased (except in the case of a Participant who is a 162(m) Employee) or decreased based upon such objective or subjective criteria, as it deems appropriate. In any event, the aggregate Awards for achievement of Individual Performance Goals for all Participants in the Participant's Incentive Unit for any Performance Period may not exceed the Individual Performance Percentage of the Incentive Unit's Earned Incentive Fund for the Performance Period.

          (f)    In the case of a Participant who is a 162(m) Employee, the Committee shall certify the extent to which the Participant has satisfied each of his or her Performance Goals.

  VI.    Payment of Award

        6.1    Timing of Award Payment.    A Participant's Award for a Performance period shall be paid to him or her within 60 days following the close of the Performance Period. A Participant may, however, elect to defer some or all of any amount otherwise payable to him or her in cash pursuant to this Article 6 under, and subject to the terms of, the Alliant Techsystems Inc. Management Deferred Compensation Plan.

        6.2    Form of Payment.    Payment of an Award shall be in the form of a lump sum in either cash or Stock or a combination thereof, as the Committee determines in its sole discretion. With respect to any payment in the form of Stock, the number of shares distributed to the Participant shall be equal to the cash that would have been distributed to the Participant (but for the Committee's election to pay the Award in Stock) divided by the Fair Market Value of the Stock determined as of the day before the date the amount of the Award is approved by the Committee. An aggregate of 250,000 shares of Stock is hereby made available and reserved for delivery under the Plan pursuant to this Section 6.2, and Section 6.3, below. Subject to the foregoing limit, shares of Stock held in treasury shares by the Company may be used for or in connection with the Plan.

        6.3    Election to Purchase Stock.    The Committee may, in its discretion, with respect to all or any part of the cash portion of any Award ("Cash Award") permit such Participants or group of Participants as it may designate to elect, in lieu of receiving payment of the Cash Award in cash, to use the Cash Award to acquire Stock on the date such Cash Award would otherwise be payable, at a price specified by the Committee, which price shall be no less than 85% of Fair Market Value as of the day before the date the amount of the Award is approved by the Committee.

        6.4    Change in Employment Status During Performance Period.    In general, a Participant must be employed by the Company on the last day of a Performance Period in order to receive an Award for such period. However, if the Participant's employment is terminated during a Performance Period due to his or her death, Retirement, Disability or due to his or her involuntary termination by the Company for reasons other than Cause, or if the Participant is demoted during the Performance Period such that he or she is no longer an Eligible Employee and therefore unable to participate in the Plan for the remainder of the Performance Period, the Participant (or the Participant's beneficiary in the case of the Participant's death) will be entitled to receive a portion of the Award for which the Participant otherwise would have been eligible. The portion for which the Participant (or beneficiary) is eligible shall be equal to a fraction, the numerator of which is the number of days the Participant was employed as an Eligible Employee during the Performance Period, and the denominator of which is the number of days in the Performance Period. For purposes of this Section 6.4, a Participant's employment shall be considered to be involuntarily terminated by the Company if the Participant does not request or initiate such termination, and "Cause" shall mean that: (a) the Participant engages in an act of dishonesty or moral turpitude (including but not limited to conviction of a felony) or a breach of a Company policy which has an adverse effect upon the Company; (b) a Participant fails to substantially perform his or her duties of employment; or (c) a Participant's divulges any information that the Company considers to be proprietary and confidential. Notwithstanding anything in the Plan to the contrary, a Participant must be employed by the Company continuously for at least one entire calendar quarter during a Performance Period in order to be eligible for an Award for the Performance Period.

        If a Participant transfers employment from one Incentive Unit to another during a Performance Period, he or she will be eligible to receive an Award based on the performance of all of the Incentive Units to which he or she was assigned during the Performance Period, determined on a pro rata basis. However, for Participants, other than Participants who are 162(m) Employees, the Committee, in its discretion, may determine the Award based on the assumption that the Participant was assigned to just one of the Incentive Units during the Performance Period.

        6.5    Beneficiary.    In the event that any amount becomes payable under the Plan by reason of the Participant's death, such amount shall be paid to the same beneficiary or a beneficiaries (and in the same proportions as) last designated by the Participant to receive benefits under the Company Basic Life Insurance Plan upon the Participant's death. Such amount shall be paid to the beneficiary or beneficiaries at the same time such amount would have been paid to the Participant had he or she survived. In order for such designation to be valid for purposes of the Plan, it must be completed and filed with the Company according to the rules established by the Company for the Company Basic Life Insurance Plan. If the Participant has not completed a beneficiary designation for the Company Basic Life Insurance Plan, or all such beneficiaries have predeceased the Participant, then any amount that becomes payable under the Plan by reason of the Participant's death shall be paid to the personal representative of the Participant's estate. If there is any question as to the legal right of any person to receive a distribution under the Plan by reason of the Participant's death, the amount in question may, at the discretion of the Committee, be paid to the personal representative of the Participant's estate, in which event the Company shall have no further liability to anyone with respect to such amount.

  VII.    Change of Control

        Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, each Participant shall receive payment of his or her Award, based upon the assumption that all Performance Goals for the Performance Period in which the Change of Control occurs were satisfied at the Target Level, multiplied by a fraction, the numerator of which is the number of months (calculated to the nearest whole month) of such Participant's participation in the Plan during the Performance Period in which the Change of Control occurs, and the denominator of which is the number of months in the Performance Period. Distribution of such amount shall be made in cash in a lump sum on the fifth business day after the Change of Control occurs.

  VIII.    Amendment and Termination of the Plan

        The Board may amend, cancel, or terminate the Plan at any time and any such amendment, cancellation or termination may be retroactively effective, except that no amendment, cancellation or termination shall adversely affect an Award earned under the Plan for any Performance Period completed before adoption of the amendment, cancellation or termination.

  IX.    Miscellaneous

        9.1    No Guaranty of Employment.    Neither the adoption and maintenance of the Plan, the designation of an employee as an Eligible Employee, the setting of Performance Goals, nor the provision of any Award under the Plan shall be deemed to be a contract of employment between the Company and any employee. Nothing contained in the Plan shall give any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any employee at any time, nor shall it give the Company the right to require any employee to remain in its employ or to interfere with the employee's right to terminate his or her employment at any time.

        9.2    Release.    Any payment of an Award to or for the benefit of a Participant or a beneficiary that is made in good faith by the Company in accordance with the Company's interpretation of its obligations hereunder, shall be in full satisfaction of all claims against the Company for payments under the Plan to the extent of such payment.

        9.3    Notices.    Any notice permitted or required under the Plan shall be in writing and shall be hand-delivered or sent, postage prepaid, by first class mail, or by certified or registered mail with return receipt requested, to the chairman of the Committee, if to the Committee or the Company, or to the address last shown on the records of the Company, if to a Participant or beneficiary. Any such notice shall be effective as of the date of hand-delivery or mailing.

        9.4    Nonalienation.    No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind by any Participant or beneficiary.

        9.5    Plan is Unfunded.    All Awards under the Plan shall be paid from the general assets of the Company. No Participant shall be deemed to have, by virtue of being a Participant in the Plan, any claim on any specific assets of the Company such that the Participant would be subject to income taxation on any Award prior to distribution to him or her, and the rights of Participants and beneficiaries to any payments to which they are otherwise entitled under the Plan shall be those of an unsecured general creditor of the Company.

        9.5.    Tax Liability.    The Company may withhold from any payment of Awards or other compensation payable to a Participant or beneficiary such amounts as the Company determines are reasonably necessary to pay any taxes required to be withheld under applicable law.

        9.6.    Captions.    Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon in any way to construe, define, modify, limit, or extend the scope of any provision of the Plan.

        9.7.    Invalidity of Certain Plan Provisions.    If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed and enforced as if such provision had not been included.

        9.8.    No Other Agreements.    The terms and conditions set forth herein constitute the entire understanding of the Company and the Participants with respect to the matters addressed herein.

        9.9.    Incapacity.    In the event that any Participant is unable to care for his or her affairs because of illness or accident, any payment due may be paid to the Participant's spouse, parent, brother, sister or other person deemed by the Committee to have incurred expenses for the care of such Participant, unless a duly qualified guardian or other legal representative has been appointed.

        9.10.    Applicable Law.    The Plan and all rights under it shall be governed by and construed according to the laws of the State of Minnesota.

APPENDIX B

Proponents of Stockholder Resolution

Name and Address of Proponent	Shares
Academy of Our Lady of Lourdes (a/k/a/ Sisters of the Third Order Regular of Saint Francis) 1001 14 St. NW, Suite 100 Assisi Heights Rochester, MN	117
Catholic Foreign Mission Society of America, Inc. (a/k/a/ Maryknoll Fathers and Brothers) P.O. Box 305 Maryknoll, NY	168
Franciscan Sisters of Little Falls, Minnesota 116 Eighth Avenue Southeast Little Falls, MN	94.5
School Sisters of Notre Dame, St. Louis Province 320 East Ripa Avenue St. Louis, MO	135
School Sisters of Notre Dame, Baltimore Province 6401 North Charles Street Baltimore, MD	337.5
School Sisters of Notre Dame, Mankato Province 170 Good Counsel Drive Mankato, MN	49.5
School Sisters of Notre Dame Cooperative Investment Fund 336 East Ripa Ave. St. Louis, MO	175.5
School Sisters of Notre Dame, Milwaukee Province 13105 Watertown Plank Road Elm Grove, WI	337.5
School Sisters of Notre Dame, Northeastern Province 345 Belden Hill Road Wilton, CT	337.5
Province of St. Joseph of the Capuchin Order 1015 North Ninth Street Milwaukee, WI	337.5
TOTAL OWNERSHIP	2089.5

B-1

(Cut off along dotted line)

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ADMISSION TICKET REQUEST

Alliant Techsystems Inc.
Annual Meeting of Stockholders
2:00 p.m., central time, August 6, 2002
5050 Lincoln Drive
Edina (suburban Minneapolis), Minnesota

If you plan to attend the 2002 Annual Meeting, you may request an admission ticket for yourself and members of your immediate family by:

  •
  completing and returning this form, or
  •
  if you are a stockholder of record who votes by telephone or the internet, indicating your intention to attend the meeting when prompted to do so.

Admission tickets will be mailed in response to requests received by July 26, 2002. All other admission tickets may be picked up at the Annual Meeting.

Your Name (Please Print):

Address:

(Street)

(City, State, Zip Code)

Additional admission tickets requested for the following immediate family members:

You may return this form with your proxy card in the envelope provided; but it is recommended (particularly if your shares are held by your broker in "street name") that you mail it directly to:

  Alliant Techsystems Inc.
  MN01-1080
  5050 Lincoln Drive
  Edina, MN 55436-1097

(Signature of Stockholder)

PROXY

ALLIANT TECHSYSTEMS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Paul David Miller, Eric S. Rangen and Ann D. Davidson as proxy, each with the power to act alone and to appoint a substitute, and authorizes each of them to represent and vote, as specified on the other side of this proxy, all shares of Common Stock of Alliant Techsystems Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on Tuesday, August 6, 2002, at the headquarters of the Company at 5050 Lincoln Drive, Edina, (suburban Minneapolis), Minnesota, and all adjournments thereof.

        The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1 through 4, and AGAINST Proposal 5. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.

        THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF THE COMPANY.

(Continued and to be signed on the other side,
which also includes instructions on how to vote by telephone or the internet.)

........................................................................................................................................................................
 ^ FOLD AND DETACH HERE ^

ALLIANT TECHSYSTEMS INC.

IMPORTANT NOTICE:	ADMISSION TO THE ANNUAL MEETING WILL BE BY TICKET ONLY. IN ORDER TO SECURE AN ADMISSION TICKET, PLEASE COMPLETE AND RETURN THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT OR, IF YOU ARE A STOCKHOLDER OF RECORD WHO VOTES BY TELEPHONE OR THE INTERNET, INDICATE YOUR INTENTION TO ATTEND THE MEETING WHEN PROMPTED TO DO SO.
Corporate Headquarters and Annual Meeting Site:	5050 Lincoln Drive Edina, MN 55436-1097 (telephone: 952-351-3000; web-site: www.ATK.com)
Stockholder Inquiries:
Send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer agent/registrar, Mellon Investor Services LLC, Overpeck Centre, 85 Challenger Road, Ridgefield Park, NJ 07660 (telephone toll free: 1-800-851-9677; web site: www.melloninvestor.com)
Investor Relations:
Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Mark L. Mele, Vice President—Corporate Strategy and Investor Relations, Alliant Techsystems Inc., 5050 Lincoln Drive, Edina, MN 55436-1097 (telephone: 952-351-3000: e-mail: mark_mele@ATK.com)

This Proxy will be voted as directed or, if no direction is indicated, will be voted FOR Proposals 1 through 4 and AGAINST Proposal 5. This Proxy is solicited on behalf of the Board of Directors.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

1. Election of Directors 01 Francis D. Cook 02 Gilbert F. Decker 03 Jonathan G. Guss 04 David E. Jeremiah 05 Paul David Miller 06 Robert W. RisCassi 07 Michael T. Smith	FOR all nominees listed to the left (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐

Withheld for the nominees you list below. (Write that nominee's name on the space provided below.)

	FOR	AGAINST	ABSTAIN
2. Approval to Increase Authorized Shares	☐	☐	☐
	FOR	AGAINST	ABSTAIN
3. Approval of an Amendment to Management Compensation Plan	☐	☐	☐
	FOR	AGAINST	ABSTAIN
4. Appointment of Independent Accountants	☐	☐	☐
I PLAN TO ATTEND THE MEETING			☐
The Board of Directors recommends a vote AGAINST Item 5.
	FOR	AGAINST	ABSTAIN
5. Stockholder Proposal—Foreign Military Sales	☐	☐	☐

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.			☐
Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/atk
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Telephone
1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage- paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.atk.com

                          Alliant Techsystems Inc.
                          5050 Lincoln Drive
                          Edina, MN 55436-1097

Date:    July 5, 2002

Subject:	VOTING INSTRUCTIONS TO THE TRUSTEE OF THE ALLIANT TECHSYSTEMS INC. 401(k) PLANS
To:	Participants in the Plans

        As a participant in one of the above Plans, you are entitled to vote shares of Company Common Stock allocated to your Plan account(s). In order for you to vote these shares at the 2002 Annual Meeting of Stockholders of the Company, you must give your voting instructions to Fidelity Management Trust Company, the Trustee under the Plans.

        Enclosed for your consideration and use in this regard are the following items:

  1.
  The Notice of Annual Meeting of Stockholders and Proxy Statement for the Company's 2002 Annual Meeting.

  2.
  A proxy card (bearing a blue stripe) upon which you may record your confidential voting instructions to the Trustee for your Plan shares of Company Common Stock. If you do not vote your Plan shares by July 26, 2002, your shares will be voted by the Trustee in the same manner and proportion as it votes shares for which it receives voting instructions from other participants in the Plans.

  3.
  A self-addressed, postage-paid envelope for your use in returning the enclosed proxy card to the Company's transfer agent, which is tabulating the voting instructions for the Trustee. (You may also vote by telephone as explained on the proxy card and in the Proxy Statement.)

        NOTE: Your Plan shares cannot be voted at the Annual Meeting. If you wish to vote your Plan shares, you must do so by July 26, 2002. The enclosed proxy card is in addition to any proxy card you may receive for other Company Common Stock you may own.

IMPORTANT REMINDER

YOU WILL BE ADMITTED TO THE MEETING ONLY IF YOU HAVE A TICKET. YOU MAY REQUEST A TICKET BY COMPLETING AND RETURNING THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT. IF YOU VOTE BY TELEPHONE, YOU MAY INDICATE YOUR INTENTION TO ATTEND THE MEETING WHEN PROMPTED TO DO SO.